UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

SOTERA HEALTH COMPANY

(Name of Registrant as Specified In Its Charter)

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Sotera Health

2021 Proxy Statement and Notice of Annual Meeting of Stockholders

SAFEGUARDING GLOBAL HEALTH®

We are driven by our mission – Safeguarding Global Health®.

Our purpose is bigger than the products and services we provide.

We ensure that healthcare around the world
is consistently and reliably safe every day.

Our purpose, our conduct and our  values are at the heart of our commitment to employee safety, environmental responsibility and sustainability principles.

Our shared values guide how we operate each and every day.

Our Values

Safety We are uncompromising in our commitment to health and well-being.

Customer Focus We are driven to fulfill our customers’ needs with the highest quality and care.

People We value our people who are part of a global team that is diverse, respectful, passionate and collaborative.

Integrity We are honest, reliable and accountable in everything we do.

Excellence We exceed the expectations of our stakeholders and continue to improve and innovate in everything we do.

LETTER FROM THE CHAIRMAN OF THE BOARD

MICHAEL B. PETRAS, JR. CHAIRMAN AND CEO

Dear Fellow Stockholders:

As Chairman and CEO of Sotera Health, I am extremely proud and very pleased to share our great company, Sotera Health, with you — our investors.

The year 2020 was significant in many ways. We were all reminded of how precious human life, health and safety are to us, both personally and professionally. As such, the Board, Executive Team and I are deeply grateful to our employees, who demonstrated our core values by pivoting — seamlessly — to a vastly different working environment. The Sotera Health team demonstrated flexibility and innovation in supporting our global medical device and pharmaceutical customers, who are so critical to combatting this global pandemic. Our nearly 3,000 employees have remained committed to our mission, Safeguarding Global Health®. In addition to the investments we made to ensure the safety and well-being of our team members, through the Sotera Health Community Response Fund we also contributed to organizations in the communities in which we work and live to support the front-line of COVID-19 response efforts.

Although collectively we faced many challenges, in looking back, it was a year of growth for our company and I am proud of what we accomplished. In 2020, we launched Sotera Health as a new publicly traded company. Our highly successful initial public offering was the culmination of decades of hard work by the entire team, and reflects our company’s achievements in:

•	Being a global leader in providing mission-critical end-to-end sterilization solutions and lab testing and advisory services for the healthcare industry;

•	Providing an unmatched global network of local facilities to support customer requirements and growth;

•	Growing the company organically and inorganically, by being thoughtful and highly strategic about our transformational and bolt-on acquisitions to build for the long-term;

•	Maintaining a relentless focus on nurturing a values-driven culture of safety, quality, people, accountability and excellence;

•	Demonstrating revenue growth every year since 2005; and

•	Deploying capital in a productive and meaningful way.

Since our IPO, I have greatly valued the opportunity to meet and speak with so many of our shareholders. I am pleased to share with you more information about our governance practices. The Board is committed to sound corporate governance practices and the promotion of the long-term interests of our stockholders.

In summary, on behalf of the Board and our Executive Team, we are deeply grateful to our employees, our customers and our partners for your ongoing support in 2020. To our investors, we thank you for your investment in Sotera Health. We will strive to live up to, and exceed, your expectations.

Michael B. Petras, Jr.

Chairman of the Board of Directors

and Chief Executive Officer

Sotera Health Company 9100 South Hills Blvd, Suite 300 Broadview Heights, Ohio 44147

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	Place	Record Date

Thursday, May 27, 2021 9:00 a.m., Eastern Time

Virtual

Due to the public health concerns resulting from the COVID-19 pandemic, the Annual Meeting will be a virtual meeting held online at www.virtualshareholdermeeting.com/SHC2021 via a live audio webcast. You will be able to vote and submit questions online through the virtual meeting platform during the Annual Meeting. You will not be able to attend the Annual Meeting in person. Please see “Virtual Annual Meeting” on page 2 for additional information.

April 1, 2021 Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and vote at, the Annual Meeting.

Items of Business

∎	To elect Constantine S. Mihas, James C. Neary, Michael B. Petras, Jr., and David E. Wheadon as our Class I directors, each to serve a three-year term.

∎	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2021.

∎	To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our board of directors recommends you vote (1) FOR the election of the four nominees for directors named in this proxy statement and (2) FOR the ratification of our independent auditors.

Your vote is important to us. You may vote via the Internet or by telephone, or if you requested to receive printed proxy materials, by signing, dating and returning your proxy card. If you are voting via the Internet or by telephone, your vote must be received by 11:59 p.m., Eastern Time, on Wednesday, May 26, 2021. For specific voting instructions, please refer to the information provided in the following Proxy Statement, together with your proxy card or the voting instructions you receive by e-mail or that are provided via the Internet.

If you received a Notice of Internet Availability of Proxy Materials on how to access the proxy materials via the Internet, a proxy card was not sent to you, and you may vote only via the Internet, unless you have requested a paper copy of the proxy materials, in which case, you may also vote by telephone or by signing, dating and returning your proxy card. Shares cannot be voted by marking, writing on and returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the Notice of Internet Availability.

By order of the board of directors,

Matthew J. Klaben

Secretary

April 15, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 27, 2021. Our proxy statement and Annual Report to Stockholders are being made available on or about April 15, 2021 at www.proxyvote.com. We are providing access to our proxy materials over the Internet under the rules adopted by the Securities and Exchange Commission (“SEC”).

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Proxy Statement Summary

Annual Meeting of Stockholders

PROXY STATEMENT SUMMARY

Your proxy is being solicited on behalf of the board of directors of Sotera Health Company (“Sotera Health”, the “Company”, “we”, “us” or “our”). We are making this Proxy Statement available to stockholders beginning on April 15, 2021. This summary represents only selected information. We encourage you to read the entire Proxy Statement before voting.

Annual Meeting of Stockholders

Time and Date	Thursday, May 27 at 9:00 a.m. Eastern Time

Place

The Annual Meeting will be a virtual meeting held online at www.virtualshareholdermeeting.com/SHC2021 via a live audio webcast. You will not be able to attend the Annual Meeting in person. Please see “Virtual Annual Meeting” on the following page for additional information.

Record Date	April 1, 2021

Voting

Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and vote at, the Annual Meeting. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Attendance	Stockholders and their duly appointed proxies may attend the meeting.

Proposals and Board Recommendations

Proposal	Description	Board Voting Recommendation

1. Election of directors	Election of Constantine S. Mihas, James C. Neary, Michael B. Petras, Jr., and David E. Wheadon as Class I directors to serve a three-year term	FOR these nominees

2. Ratification of appointment of independent auditors	Ratification of the appointment of Ernst & Young LLP as our independent auditors for 2021	FOR

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Proxy Statement Summary

Information on Director Nominees

Information on Director Nominees

Information about the four nominees for director, as of April 1, 2021, is included below. The nominating and corporate governance committee has reviewed the individual director attributes and contributions of these nominees, and the board of directors recommends that stockholders vote FOR the election of each of these nominees.

Name and Occupation	Age	Company Director or Member of Topco Parent Board of Managers Since	Independent	Committees
Constantine S. Mihas Managing Director, GTCR, LLC	54	2015	✓	Compensation
James C. Neary Managing Director and Partner, Warburg Pincus LLC	56	2015	✓	Compensation (Chair)
Michael B. Petras, Jr. Chairman and Chief Executive Officer, Sotera Health Company	53	2016
David E. Wheadon Former Senior Vice President of Global Regulatory Affairs, Patient Safety and Quality Assurance, AstraZeneca Plc	63	Director Nominee	✓

Virtual Annual Meeting

This year’s Annual Meeting will be held in a virtual format through a live audio webcast. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on April 1, 2021, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/SHC2021, you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or the voting instructions you receive by email. Stockholders may vote their shares electronically during the Annual Meeting through the virtual meeting platform; for more information on how to vote your shares please see “Questions and Answers About the Proxy Statement and Our 2021 Annual Meeting” on the following page.

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Stockholders will be able to submit questions to Sotera Health’s management and directors online during the Annual Meeting using the virtual meeting platform and we will answer as many questions as time permits.

The meeting webcast will begin promptly at 9:00 a.m., Eastern Time, on May 27, 2021. Online access and check-in will begin approximately 15 minutes prior to the 9:00 a.m. start time. We encourage you to access the meeting prior to the start time to allow ample time for check-in procedures. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call 844-986-0822 (US) or 303-562-9302 (International). If there are any technical issues in convening or hosting the meeting, we plan to promptly post information to our investor relations website, https://investors.soterahealth.com/, including information on when the meeting will be reconvened.

2021 Notice and Proxy Statement	2

Questions and Answers About the Proxy Statement and Our 2021 Annual Meeting

QUESTIONS AND ANSWERS ABOUT THE PROXY STATEMENT AND OUR 2021 ANNUAL MEETING

Q:	Why am I receiving these materials?

A:

The board of directors of Sotera Health is providing these materials to you in connection with its solicitation of proxies for use at Sotera Health’s 2021 Annual Meeting of Stockholders. The 2021 Annual Meeting will be held on Thursday, May 27, 2021. The Annual Meeting will be held online at www.virtualshareholdermeeting.com/SHC2021 via a live audio webcast. Stockholders are invited to attend the Annual Meeting via the live audio webcast and to vote on the proposals described in this Proxy Statement.

These proxy materials are being provided on or about April 15, 2021 to all stockholders of record of Sotera Health as of April 1, 2021.

Q:	What information is contained in these materials?

A:

This Proxy Statement contains important information regarding the 2021 Annual Meeting, the proposals on which you are being asked to vote, the voting process and procedures, and information you may find useful in determining how to vote.

If you requested to receive printed proxy materials, these materials also include an accompanying proxy card. If you received more than one proxy card, this generally means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy card or, if you vote via the Internet or by telephone, vote once for each proxy card you receive to ensure that all of your shares are voted.

Q:	What proposals will be voted on at the Annual Meeting? What are the Board’s recommendations?

A:	The following table describes the proposals to be voted on at the Annual Meeting and the Board’s voting recommendations:

Proposal	Description	Board Voting Recommendation
1. Election of directors	Election of Constantine S. Mihas, James C. Neary, Michael B. Petras, Jr., and David E. Wheadon as Class I directors to serve a three-year term	FOR these nominees

2. Ratification of appointment of independent auditors	Ratification of the appointment of Ernst & Young LLP as our independent auditors for 2021	FOR

At the time this Proxy Statement was mailed, we were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the notice accompanying this Proxy Statement.

Q:	What is the record date? How many shares are entitled to vote?

A:

Stockholders who own Sotera Health common stock at the close of business on April 1, 2021, the record date, are entitled to vote at the Annual Meeting. On the record date, there were 282,875,598 shares of Sotera Health common stock outstanding. Each share of Sotera Health common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most Sotera Health stockholders hold their shares as beneficial owners (through a broker, bank, or other nominee) rather than as a stockholder of record (directly in their own name).

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Questions and Answers About the Proxy Statement and Our 2021 Annual Meeting

Stockholders of Record. If your shares are registered directly in your name with Sotera Health’s transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to Sotera Health or to vote electronically at the Annual Meeting. If you requested printed proxy materials, we have enclosed an accompanying proxy card for you to use. You may also submit voting instructions via the Internet or by telephone by following the instructions on the accompanying proxy card, as described below under “How can I vote my shares?”

Beneficial Owners. If your shares are held in a brokerage account or by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account. However, because you are not the stockholder of record, you may not vote these shares electronically at the Annual Meeting, unless you follow the instructions from your broker, bank or other nominee. Your broker, bank, or other nominee has included a voting instruction form for you to use to direct them how to vote your shares. Please instruct your broker, bank, or other nominee how to vote your shares using the voting instruction form you received from them.

Q:	Can I attend the Annual Meeting?

A:

Sotera Health stockholders on the record date or their legal proxy holders may attend the Annual Meeting online at www.virtualshareholdermeeting.com/SHC2021. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Q:	How can I vote my shares?

A:

You may vote over the Internet, by telephone, by mail, or electronically at the Annual Meeting. Votes submitted by telephone or over the Internet must be received by 11:59 p.m., Eastern Time, on Wednesday, May 26, 2021, unless otherwise indicated.

Voting over the Internet. To vote over the Internet, please follow either the instructions included on your proxy card or the voting instructions you receive by e-mail or that are being provided via the Internet. You will be asked to provide the control number on the Notice of Internet Availability or Voting Instruction Form. If you vote over the Internet, you do not need to complete and mail a proxy card.

Voting by Telephone. To vote by telephone, dial 1-800-690-6903 and follow the recorded instructions. You will be asked to provide the control number on the Notice of Internet Availability or Voting Instruction Form. If you vote by telephone, you do not need to complete and mail a proxy card.

Voting by Mail. If you have requested printed proxy materials, you may vote by mail by signing the proxy card and returning it in the prepaid and addressed envelope enclosed with the proxy materials. By signing and returning the proxy card, you are authorizing the individuals named on the proxy card to vote your shares at the Annual Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting so that your shares will be voted if you are unable to attend the Annual Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Your printed proxy materials may also indicate methods whereby you may vote by telephone or over the Internet instead of signing, dating a returning the proxy card by mail.

Voting Electronically at the Meeting. If you attend the virtual Annual Meeting and plan to vote electronically at the Annual Meeting, you can vote by following the instructions provided when you log in to the online virtual Annual Meeting platform. If you are a stockholder of record, you have the right to vote electronically at the Annual Meeting. If you are the beneficial owner of shares held in street name, you may also vote electronically at the Annual Meeting if you follow the instructions from your broker, bank or other nominee to vote those shares.

2021 Notice and Proxy Statement	4

Questions and Answers About the Proxy Statement and Our 2021 Annual Meeting

Q:	Can I change my vote or revoke my proxy?

A:	If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the Annual Meeting. To change your vote or revoke your proxy, you must:

•	Sign and return a later-dated proxy card, or enter a new vote over the Internet or by telephone; or

•

Provide written notice of the revocation to Sotera Health’s Corporate Secretary at: Sotera Health Company, Attention: Matthew J. Klaben, Secretary, 9100 South Hills Blvd, Suite 300, Broadview Heights, Ohio 44147, before the proxies vote your shares at the Annual Meeting; or

•	Attend the virtual Annual Meeting and vote electronically at the meeting.

If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.

Only the latest validly-executed proxy that you submit will be counted.

Q:	What is the quorum requirement for the Annual Meeting?

A:

A majority of the outstanding shares entitled to vote as of the record date must be present at the Annual Meeting to constitute a quorum and in order to conduct business at the Annual Meeting. Your shares are counted as present if you vote in person at the Annual Meeting, over the Internet, by telephone, or by submitting a properly executed proxy card by mail.

Abstentions and broker non-votes are counted as present for the purpose of determining a quorum.

Q:	How are votes counted?

A:

Proposal 1: Election of Directors. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each of the director nominees. If you elect to abstain from voting on the election of directors, the abstention will not have any effect on the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. To be elected, the directors nominated must receive a plurality of the votes properly cast on the election of directors, meaning that the director nominees receiving the most votes will be elected. In addition, in accordance with our corporate governance guidelines, since the election of directors at the Annual Meeting is uncontested, a director nominee must receive more votes cast “FOR” than “AGAINST” his election in order to be elected.

Proposal 2: Ratification of Ernst & Young LLP. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021. If you elect to abstain from this proposal, the abstention will have the same effect as an “AGAINST” vote with respect to such proposal. The affirmative vote of the holders of not less than a majority of the outstanding common stock entitled to vote and present, in person or by proxy, at the meeting is required.

If you are a stockholder of record and you sign and return your proxy card without giving specific voting instructions, your shares will be voted on the proposals as recommended by our board and in accordance with the discretion of the persons named on the proxy card with respect to any other matters that may properly come before the Annual Meeting.

If your shares are held in street name and you do not instruct your broker on a timely basis on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Only the ratification of Ernst & Young LLP as our independent registered public accounting firm is a routine matter. Without your voting instructions, your brokerage firm cannot vote your shares on the election of directors. These unvoted shares, called “broker non-votes,” refer to shares held by brokers who have not received voting instructions from their clients and who do not have discretionary authority to vote on non-routine matters. Broker non-votes are not considered entitled to vote on non-routine proposals. Broker non-votes will not have an effect on the election of any director nominee.

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Questions and Answers About the Proxy Statement and Our 2021 Annual Meeting

Q:	Who will count the votes? Where can I find the voting results of the Annual Meeting?

A:

Votes will be tabulated by an inspector of elections appointed for the Annual Meeting. Preliminary voting results will be announced at the Annual Meeting. Final voting results will be reported in a Current Report on Form 8-K, which will be filed with the SEC following the Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	Sotera Health will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:

In accordance with SEC rules, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On April 15, 2021, we commenced mailing a Notice of Internet Availability to our stockholders (other than those who had previously requested electronic or paper delivery) containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report. The Notice of Internet Availability also instructs you on how to vote over the Internet.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Q:	I share an address with another stockholder and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?

A:

Under a practice approved by the SEC called “householding,” stockholders who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only one mailed copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to receive individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate paper copy of these materials, please contact the Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

2021 Notice and Proxy Statement	6

Corporate Social Responsibility Highlights

CORPORATE SOCIAL RESPONSIBILITY HIGHLIGHTS

At Sotera Health our mission is Safeguarding Global Health®. Across our businesses, we serve this mission by providing mission-critical, end-to-end sterilization solutions and lab testing and advisory services for the healthcare industry. Our mission was never more important than this past year. We were called upon to assist in the global effort to combat COVID-19, and we were proud to adapt quickly and focus our expertise on testing and sterilizing medical equipment, pharmaceutical products, and other items needed in the fight against the pandemic. These items included swabs, collection vials and alcohol wipes, and supplies needed by healthcare workers, such as personal protective equipment, saline and IV sets, labware and other supplies used in drug development, as well as for vaccine research and delivery. In fulfilling our mission, our actions and culture are continually shaped by our values. In addition, we strive to advance corporate responsibility, with a focus on employee health, safety and well-being, improving our diversity, equity and inclusion (“DE&I”) efforts, and proactively engaging with the communities in which we operate. Below are some highlights of our corporate social responsibility in 2020.

Supporting our Communities

In 2020, we were proud to contribute to the global response to the COVID-19 pandemic. We donated more than $750,000 in cash to COVID-19 relief funds for over 50 non-profit organizations in the communities where we work and live. These organizations provided hunger relief, housing, health care, and support services to those in need in our communities around the world.

Supporting our Employees’ Health, Safety and Well-Being

Our response to the COVID-19 pandemic focused on adapting our work environment, benefits and policies to support our employees as they balanced personal challenges with our continued commitment to meet customers’ needs with the highest standards of safety and quality. Our response included:

•  Adopting a remote work program for office-based employees;

•  Implementing a facility response plan for our essential employees who were unable to work remotely, including social distancing, mandating the use of face masks, the clear separation of shifts, temperature checks, regular sanitation of common work areas, and timely quarantines;

•  Continuous open, honest communications from senior leadership about the pandemic and services supporting employees, while encouraging a virtual collaborative culture;

•  Enacting a flexible policy where we provided an additional 80 hours of paid time off for employees experiencing COVID-19 related absences; and

•  Awarding a $1,000 per employee recognition bonus to those unable to work remotely.

We remained committed to supporting our employees and have not eliminated any positions in response to the pandemic.

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Corporate Social Responsibility Highlights

Diversity, Equity and Inclusion

We value the differences among our employees. Individual differences enrich the workplace, improve our ability to attract and retain employees, and more closely reflect our culturally diverse customer base. We also work to ensure Sotera Health is an environment free from harassment and where everyone feels respected. In 2020, some of our DE&I activities included:

•  Signing the PricewaterhouseCoopers CEO Action for Diversity and Inclusion pledge, committing to take action to advance diversity and inclusion in the workplace;

•  Launching a global Employee DE&I Council, chaired by our CEO, tasked with providing feedback to the executive team and championing the adoption, implementation, and ongoing evaluation of DE&I initiatives;

•  Including items specific to DE&I in our employee engagement survey; and

•  Implementing unconscious bias training for all leaders to provide the tools to recognize bias and identify steps to mitigate its negative impacts. In 2021, we are requiring all employees globally to participate in this training.

Leadership and Talent Management

Our human capital strategy is aligned with our company strategy and priorities and focuses on developing and delivering global solutions to attract, develop, engage and retain talent. The following initiatives support that strategy:

•  Annual talent review process to assess performance and leadership potential including the creation of succession plans and individual development plans to ensure we have the team needed to execute on our long-term strategy. Our talent review process includes an evaluation of employee performance against our company’s values.

•  Global recognition program, Recognizing Excellence, where anyone can recognize a team member for their years of service or showing commitment to our values.

•  Annual Safeguarding Global Health® awards recognizing outstanding individual and team accomplishments in support of our mission and values throughout the previous year.

•  Employee engagement survey process to measure and gather feedback for improvement conducted annually.

Environmental Impact

•  Sotera Health facilities generally set annual environmental objectives. This past year environmental projects at our facilities included projects to reduce energy consumption, increase recycling and reduce waste.

•  Many of our facilities have also obtained third-party reviewed ISO certifications for ISO 14001 (Environmental Management) and ISO 50001 (Energy Management).

2021 Notice and Proxy Statement	8

Corporate Social Responsibility Highlights

•  We invested in emissions control enhancements across our network of ethylene oxide (“EO”) sterilization facilities in the U.S. We will continue to invest in these enhancements in 2021 and future years as part of our commitment to sustainability at our EO facilities, which provide services critical to healthcare needs.

•  Our EO emissions controls consistently outperform the regulatory standards we are required to meet. Our latest enhancements lead the medical sterilization industry in advanced emissions controls.

Corporate Governance

As we transitioned to a newly-public company late last year, we laid a strong foundation for our governance practices. Among other practices, we have implemented:

•  A comprehensive delegation of authority policy;

•  A continuing focus on ensuring our board is comprised of individuals with a diversity of skills, ethnicities, gender and backgrounds;

•  An anti-hedging policy applicable to our securities held by our executive officers and directors;

•  Stock ownership guidelines for our directors, named executive officers, and other members of the senior executive team; and

•  Policies requiring annual board and committee self-evaluations.

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Board Composition, Nominations Process and Director Qualifications

Board of Directors Composition

BOARD COMPOSITION, NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Board of Directors Composition

On November 24, 2020, we completed our initial public offering (“IPO”). Pursuant to the terms of the corporate reorganization that was completed in connection with our IPO, our predecessor, Sotera Health Topco Parent, L.P. (“Topco Parent”), distributed shares of Sotera Health Company common stock to its partners, including investment funds and entities affiliated with Warburg Pincus LLC (“Warburg Pincus”) and GTCR, LLC (“GTCR” and, together with Warburg Pincus, the “Sponsors”), in accordance with the limited partnership agreement of Topco Parent.

Our business and affairs are managed under the direction of Sotera Health Company’s board of directors. Our board of directors currently consists of nine members, seven of whom were members of Topco Parent’s board of managers and elected to our current board of directors in connection with our IPO. Each of the nine current members were elected to our board in compliance with the provisions of the stockholders’ agreement (“Stockholders’ Agreement”), entered into in connection with our IPO among our Company and certain holders of our common stock. Six of our nine directors were designated by our Sponsors. In particular, Warburg Pincus designated Mr. Chen, Ms. Geveda and Mr. Neary, and may designate up to two additional directors, for election to our board of directors, and GTCR designated Messrs. Cunningham, Donnini and Mihas for election to our board of directors.

The board has determined to increase the size of the board from nine to ten members, and to increase the number of directors in Class I from three to four, effective as of the 2021 Annual Meeting. Each of the three current members of Class I and one new candidate, Dr. David E. Wheadon, will stand for election at the Annual Meeting. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal. The following table provides summary information, as of April 1, 2021, about each director and director nominee, including the four nominees for election at the Annual Meeting. Additional information about each directors’ background and experience can be found in the section “Proposal 1 — Election of Directors.”

Name	Age	Position	Class and Year in Which Current Term Will Expire	Company Director or Member of Topco Parent Board of Managers Since
Constantine S. Mihas	54	Director	Class I — 2021	2015
James C. Neary	56	Director	Class I — 2021	2015
Michael B. Petras, Jr.	53	Chairman and CEO	Class I — 2021	2016
David E. Wheadon	63	Director Nominee	Class I	—
Ruoxi Chen	37	Director	Class II — 2022	2020
David A. Donnini	55	Director	Class II — 2022	2015
Ann R. Klee	59	Director	Class II — 2022	2020
Sean L. Cunningham	45	Director	Class III — 2023	2015
Stephanie M. Geveda	41	Director	Class III — 2023	2015
Vincent K. Petrella	60	Director	Class III — 2023	2020

Director Nominee Criteria and Process

The nominating and corporate governance committee (“governance committee”) is responsible for identifying and screening candidates, for developing and recommending candidates to the board, for evaluating candidates recommended or nominated by stockholders, for recommending to the board all nominees for election to the board at the annual meeting of stockholders, and for recommending any other action with respect to candidates nominated by stockholders. The governance committee’s recommendations must be consistent with our organizational documents and applicable law, as well as the company’s obligations under our Stockholders’ Agreement. See “Corporate Governance — Structure and Role of

2021 Notice and Proxy Statement	10

Board Composition, Nominations Process and Director Qualifications

Director Nominee Criteria and Process

the Board of Directors — Certain Sponsor Rights”. In evaluating candidates, the board seeks individuals of high integrity and good judgment who have a record of accomplishment in their chosen fields, and who display the independence of mind and strength of character to effectively represent the best interests of all stockholders and provide practical insights and diverse perspectives.

Our governance committee reviews with our board of directors, on an annual basis, the independence, skills and characteristics of board members, and the experience, skills and characteristics of the board as a whole, in determining whether to recommend incumbent directors for re-election. In identifying potential new candidates for board membership, the governance committee considers recommendations from directors, stockholders, management, and from time to time it will engage executive search firms to assist in the location of qualified candidates. Our new nominee to the board, Dr. Wheadon, was identified to the governance committee by an executive search firm. Other than those qualifications necessary to meet the requirements of our organizational documents, applicable U.S. legal, regulatory and Nasdaq listing requirements, as well as the company’s obligations under our Stockholders’ Agreement, the board has not established a specific set of minimum qualifications or skills that a nominee must possess.

Once potential director candidates are identified, the governance committee begins an extensive evaluation process. The evaluation and selection of qualified directors is a complex process that involves the consideration of many factors, including the needs of our board at that time. Under our corporate governance guidelines, in selecting director nominees the board considers, among other things, a candidate’s integrity, strength of character, judgment, business experience, specific areas of expertise, ability to devote adequate time and effort to board responsibilities, and principles of diversity. The company values diversity and seeks to achieve a mix of board members that represent a diversity of skills, background and experience, including with respect to age, gender, race and ethnicity.

Stockholder Nominations for Directors

The nominating and governance committee will consider potential director candidates recommended by stockholders in accordance with the procedures set forth in our corporate governance guidelines, organizational documents, our Stockholders’ Agreement and applicable law. As part of this responsibility, the nominating and governance committee is responsible for conducting, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for board of directors. The governance committee shall also oversee the nomination of director candidates by stockholders in accordance with our organizational documents, our Stockholders’ Agreement and applicable law.

Our amended and restated bylaws provide advance notice procedures for stockholders seeking to nominate candidates for election as directors at our annual meeting of stockholders, other than nominations made by or at the direction of the board of directors or pursuant to our Stockholders’ Agreement. Any stockholder nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Corporate Secretary at Sotera Health Company, 9100 South Hills Blvd, Suite 300, Broadview Heights, Ohio 44147. To be considered timely notice, a stockholder’s notice must be received by the Corporate Secretary not earlier than the opening of business 120 days before, and not later than the close of business 90 days before, the first anniversary of the date of the preceding year’s annual meeting of stockholders (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of common stock are first publicly traded, be deemed to have occurred on May 28, 2020). If no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then a stockholder’s notice, in order to be considered timely, must be received by the Corporate Secretary not earlier than the opening of business 120 days before the date of such annual meeting, and not later than the close of business on the later of (x) 90 days prior to the date of such annual meeting; and (y) the 10th day following the day on which public announcement of the date of such annual meeting was first made.

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Board Composition, Nominations Process and Director Qualifications

Board Experience and Skills

Board Experience and Skills

Our board is comprised of a group of individuals with diverse experience, qualifications and skills relevant to our Company. Many of our directors have deep experience in areas such as management, finance, strategy, environmental, social and governance (“ESG”) matters, and health care or professional service industry expertise. Our nine-member board of directors currently includes two women, one ethnic minority, and directors ranging in age from 37 to 60. The diverse experience and skills of our directors provide us with a wide range of perspectives and judgement necessary to guide our strategies and monitor their execution.

The experiences, qualifications and skills of each of the four nominees for election as a director at the Annual Meeting, and for each of the continuing members of our board of directors, are included in directors’ individual biographies on the following pages. Our board of directors concluded that each nominee should serve as a director based on the specific experience, qualifications, attributes and skills listed and each nominee’s previous service with the company on our board of directors and Topco Parent’s board of managers.

2021 Notice and Proxy Statement	12

Proposal 1: Election of Directors

Nominees for Election as Class I Directors

PROPOSAL 1: ELECTION OF DIRECTORS

Our board is currently comprised of nine directors, divided into three classes, each of whose members serve for staggered three-year terms. Each class consists, as nearly as possible, of one-third of the total number of directors. In accordance with the terms of our amended and restated certificate of incorporation, effective as of the 2021 Annual Meeting the board determined to increase the size of the board from nine to ten members, and increase the number of directors in Class I from three to four. Upon his election at the Annual Meeting, Dr. Wheadon will join our board of directors in Class I, with a term expiring at the Annual Meeting of Stockholders in 2024.

The members of the classes are divided as follows:

•	the current Class I directors are Mr. Mihas, Mr. Neary, and Mr. Petras, and their term expires at this Annual Meeting;

•	the Class II directors are Mr. Chen, Mr. Donnini and Ms. Klee, and their term will expire at the Annual Meeting of Stockholders in 2022; and

•	the Class III directors are Mr. Cunningham, Ms. Geveda and Mr. Petrella, and their term expires at the Annual Meeting of Stockholders in 2023.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. An election of our directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. In addition, in accordance with our corporate governance guidelines, since the election of directors at the Annual Meeting is uncontested, a director nominee must receive more votes cast “FOR” than “AGAINST” his election in order to be elected.

Our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock (i.e., our Sponsors) can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors, subject to their rights under our Stockholders’ Agreement, discussed above.

Nominees for Election as Class I Directors

At the Annual Meeting, the stockholders will vote to elect the four Class I director nominees to serve until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified. On the recommendation of the governance committee, our board has unanimously nominated Constantine S. Mihas, James C. Neary, Michael B. Petras, Jr. and David E. Wheadon for election to our board. If any of the director nominees becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our board, or the board may decrease the size of the board.

13

Proposal 1: Election of Directors

Nominees for Election as Class I Directors

The following brief biographical descriptions of each director includes the primary individual experience, qualifications, attributes and skills, and a brief statement of those aspects of our directors’ backgrounds that led us to conclude that each director should serve as a member of our board of directors.

Constantine S. Mihas Age: 54 Director

Biographical Information: Constantine S. Mihas has served as a member of our board of directors since October 2020 and was a member of Topco Parent’s board of managers from 2015 through November 2020. Mr. Mihas joined GTCR in 2001 and is currently a managing director of the firm. Prior to joining GTCR, Mr. Mihas was chief executive officer and co-founder of Delray Farms, a specialty food retailer. Prior to Delray Farms, he was with McKinsey & Company. Mr. Mihas leads the Healthcare group at GTCR and has been instrumental in building the firm’s expertise in life sciences and medical devices. He is currently a director of Maravai LifeSciences and several private companies. Mr. Mihas holds a B.S. with high distinction in finance and economics from the University of Illinois, Chicago and an M.B.A. with distinction from the Harvard Business School.

Qualifications: He was selected to serve on our board of directors because of his significant financial and investment experience, wide-ranging experience as a director and deep familiarity with our company.

James C. Neary Age: 56 Director

Biographical Information: James C. Neary has served as a member of our board of directors since October 2020 and was a member of Topco Parent’s board of managers from 2015 through November 2020. Mr. Neary is a managing director and partner at Warburg Pincus and joined the firm in 2000. Mr. Neary is head of the firm’s industrial and business services group and co-head of the firm’s healthcare group as well as a member of the investment management group and the executive management group. From 2010 to 2013, he led the firm’s late-stage efforts in the technology and business services sectors. From 2004 to 2010, he was co-head of the firm’s technology, media, and telecommunications investment efforts. Mr. Neary serves on the board of directors of WEX Inc. and several private companies. He was on the board of directors of Endurance International Group Holdings, Inc. from 2013 to 2021. He holds a B.A. in economics and political science from Tufts University and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University, where he was the Eugene Lerner Finance Scholar.

Qualifications: He was selected to serve on our board of directors because of his extensive knowledge of strategy and business development, wide-ranging experience as a director and deep familiarity with our company.

2021 Notice and Proxy Statement	14

Proposal 1: Election of Directors

Nominees for Election as Class I Directors

Michael B. Petras, Jr. Age: 53 Chairman and CEO

Biographical Information: Michael B. Petras, Jr. has served as our Chief Executive Officer since June 2016 and as the Chairman of our board of directors since October 2020. He also served as the Chairman of Topco Parent’s board of managers from January 2019 through November 2020 and as a member of Topco Parent’s board of managers from June 2016 through November 2020. Prior to joining Sotera Health, Mr. Petras served as chief executive officer of Post-Acute Solutions at Cardinal Health, Inc., a multinational healthcare services company, from 2015 to 2016 and chief executive officer of Cardinal Health at-Home at Cardinal Health, Inc. from 2013 to 2015. From 2011 to 2013, he was the chief executive officer for AssuraMed Holdings, Inc., a medical products supplier owned by the Clayton, Dubilier & Rice and Goldman Sachs private equity firms, which was sold to Cardinal Health, Inc. in 2013. From 2008 to 2011, Mr. Petras was president and chief executive officer at GE Lighting, a General Electric Company (“GE”) business unit. During his over 20 year career at GE, he held several management positions in multiple disciplines. Mr. Petras holds a B.S.B.A. in finance from John Carroll University and an M.B.A. in marketing from Case Western Reserve University.

Qualifications: He was selected to serve on our board of directors because of his perspective as our Chief Executive Officer as well as his extensive commercial, financial and general management experience across many global industries.

David E. Wheadon Age: 63 Director Nominee

Biographical Information: David E. Wheadon, M.D. served as senior vice president of global regulatory affairs, patient safety, and quality assurance at AstraZeneca Plc from December 2014 to July 2019. Prior to that, he was executive vice president, research and advocacy at Juvenile Diabetes Research Foundation International Inc., from May 2013 to December 2014, and senior vice president, scientific and regulatory affairs at Pharmaceutical Research and Manufacturers of America (PhRMA), from January 2009 to May 2013. Dr. Wheadon served as vice president, global pharmaceutical regulatory and medical science, and group vice president, global pharmaceutical regulatory affairs at Abbott Laboratories from 2005 to 2009. Prior to Abbott Laboratories, Dr. Wheadon held senior regulatory and clinical development leadership positions at GlaxoSmithKline Plc and Eli Lilly and Company. Dr. Wheadon is currently a board member of Karuna Therapeutics, Inc. and was a board member of Assertio Holdings, Inc. from September 2019 to December 2020. Dr. Wheadon holds an A.B. in biology, cum laude, from Harvard College and an M.D. from Johns Hopkins University. He completed his post-doctoral psychiatry fellowship at the Boston VA Medical Center and Tufts New England Medical Center.

Qualifications: Dr. Wheadon was selected to serve on our board of directors because of his extensive experience in the biopharmaceutical industry, and for his expertise in global health policy and regulatory affairs, product quality and patient safety.

The Board recommends a vote “FOR” the election of each of the director nominees set forth above to serve until the 2024 Annual Meeting of Stockholders.

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Proposal 1: Election of Directors

Directors Continuing in Office

Directors Continuing in Office

Six directors are serving for terms that end after the Annual Meeting at the 2022 or 2023 annual meetings of stockholders. The following brief biographical descriptions include certain information regarding our directors’ individual experience, qualifications, attributes and skills, and a brief statement of those aspects of our directors’ backgrounds that led us to conclude that they should serve as directors.

Class II Directors (Term Expires at 2022 Annual Meeting)

Ruoxi Chen Age: 37 Director

Biographical Information: Ruoxi Chen has served as a member of our board of directors since November 2020. Mr. Chen is a principal at Warburg Pincus, focusing on investments in the healthcare sector, and joined the firm in 2011. Prior to joining Warburg Pincus, Mr. Chen worked at the Carlyle Group in the U.S. Buyout Fund and in investment banking at Citigroup. He is currently a board member of several private healthcare companies. He received a B.S. magna cum laude in economics and computer science from Duke University and an M.B.A. from Harvard Business School.

Qualifications: He was selected to serve on our board of directors because of his extensive knowledge of strategy and business development in the healthcare sector, his wide-ranging experience as a director and deep familiarity with our company.

David A. Donnini Age: 55 Director

Biographical Information: David A. Donnini has served as a member of our board of directors since October 2020 and was a member of Topco Parent’s board of managers from 2015 through November 2020. Mr. Donnini joined GTCR in 1991 and is currently a managing director of the firm. Prior to joining GTCR, he worked as an associate consultant at Bain & Company. He leads GTCR’s business services efforts. He is currently a director of several private companies. Mr. Donnini holds a B.A. in economics, summa cum laude, from Yale University and an M.B.A. from Stanford University, where he was an Arjay Miller Scholar and Robichek Finance Award winner.

Qualifications: He was selected to serve on our board of directors because of his significant financial and investment experience, wide-ranging experience as a director and deep familiarity with our company.

2021 Notice and Proxy Statement	16

Proposal 1: Election of Directors

Directors Continuing in Office

Ann R. Klee Age: 59 Director

Biographical Information: Ann R. Klee has served as a member of our board of directors since October 2020 and was a member of Topco Parent’s board of managers from May 2020 through November 2020. Ms. Klee served as the executive vice president, Business Development & External Affairs at Suffolk Construction, a construction contracting company, from February 2020 until March 2021. Prior to that, she was the vice president, Environment Health & Safety at General Electric, a multinational conglomerate, from February 2008 to September 2019, and the vice president, Boston Development & Operations at GE from January 2016 to September 2019. At GE, she was also the president of the GE Foundation from August 2015 to September 2019, where she oversaw the company’s $140 million annual charitable contributions. She was a partner at Crowell & Moring in Washington, D.C. from 2006 to 2007, where she served as co-chair of the firm’s Environment and Natural Resources Group. Prior to Crowell & Moring, she served as general counsel to the USEPA, as counselor and special assistant to the Secretary of the U.S. Department of the Interior and as chief counsel to the U.S. Senate’s Environment and Public Works Committee. Ms. Klee is currently a director at Wabtec Corporation and is the chair of the EHS subcommittee of the nominating and corporate governance committee of the board of directors. She holds a B.A. with High Honors in classics from Swarthmore College and a J.D. from the University of Pennsylvania Carey Law School.

Qualifications: She was selected to serve on our board of directors because of her extensive experience as an environmental lawyer managing complex litigation, and for her expertise in environmental law, regulation and policy and corporate ESG matters.

Class III Directors (Term Expires at 2023 Annual Meeting)

Sean L. Cunningham Age: 45 Director

Biographical Information: Sean L. Cunningham has served as a member of our board of directors since October 2020 and was a member of Topco Parent’s board of managers from 2015 to November 2020. Mr. Cunningham joined GTCR in 2001 and is currently a managing director of the firm. Prior to joining GTCR, he worked as a consultant with The Boston Consulting Group. Mr. Cunningham currently is a director of Maravai LifeSciences and several private companies. He holds A.B. and B.E. degrees in engineering sciences from Dartmouth College and an M.B.A. from the Wharton School at the University of Pennsylvania.

Qualifications: He was selected to serve on our board of directors because of his wide range of experience overseeing and assessing the performance of companies in our industry, decades-long investment practice and extensive knowledge of strategy and business development.

17

Proposal 1: Election of Directors

Directors Continuing in Office

Stephanie M. Geveda Age: 41 Director

Biographical Information: Stephanie M. Geveda has served as a member of our board of directors since October 2020 and was a member of Topco Parent’s board of managers from 2015 through November 2020. Ms. Geveda is a managing director and head of Business Services at Warburg Pincus. Ms. Geveda joined Warburg Pincus in 2010 and has worked in the private equity industry for eighteen years. Prior to joining Warburg Pincus, Ms. Geveda worked as an investment professional at Silver Lake Partners, Fox Paine & Company and J.P. Morgan Partners, where she focused on private equity transactions including leveraged buyouts, growth equity and venture investment opportunities across a wide range of industries. She began her career working in Morgan Stanley’s Investment Banking Division where she advised companies focused on mergers, acquisitions and restructuring transactions. She currently serves on the board of directors of several private companies. She holds a B.B.A., summa cum laude, in finance and economics from the University of Notre Dame and an M.B.A. from the Harvard Business School, where she graduated as a George F. Baker Scholar.

Qualifications: She was selected to serve on our board of directors because of her extensive knowledge of strategy and business development, wide-ranging experience as a director and deep familiarity with our company.

Vincent K. Petrella Age: 60 Director

Biographical Information: Vincent K. Petrella has served as a member of our board of directors since November 2020. Mr. Petrella served as the executive vice president, chief financial officer and treasurer at Lincoln Electric Holdings, Inc., a welding, cutting and brazing products manufacturer from 2004 until April 2020. Prior to that role, he served as vice president, corporate controller from 1997 to 2003 and as internal audit manager from 1995 to 1997. Before Lincoln Electric Holdings, Inc., Mr. Petrella was an auditor at PricewaterhouseCoopers. He is currently a board member of Applied Industrial Technologies, Inc. and the Gorman-Rupp Company. Mr. Petrella holds a B.A. in business administration (accounting) from Baldwin Wallace University and is a Certified Public Accountant in Ohio (inactive).

Qualifications: He was selected to serve on our board of directors because of his significant global finance, accounting and international business development experience, his expertise with respect to audit committees and his wide-ranging experience as a director.

2021 Notice and Proxy Statement	18

Corporate Governance

Structure and Role of the Board of Directors

CORPORATE GOVERNANCE

Structure and Role of the Board of Directors

Certain Sponsor Rights

Our Stockholders’ Agreement provides that investment funds and entities affiliated with Warburg Pincus are entitled to designate up to:

•

five directors for election to our board of directors for so long as certain investment funds and entities affiliated with Warburg Pincus hold 80% or more of the shares of our common stock that they held immediately following our IPO;

•

four directors for election to our board of directors for so long as certain investment funds and entities affiliated with Warburg Pincus hold 60% or more of the shares of our common stock that they held immediately following our IPO;

•

three directors for election to our board of directors for so long as certain investment funds and entities affiliated with Warburg Pincus hold 40% or more of the shares of our common stock that they held immediately following our IPO;

•

two directors for election to our board of directors for so long as certain investment funds and entities affiliated with Warburg Pincus hold 20% or more of the shares of our common stock that they held immediately following our IPO; and

•

one director for election to our board of directors for so long as certain investment funds and entities affiliated with Warburg Pincus hold 6 2/3% or more of the shares of our common stock that they held immediately following our IPO.

In addition, our Stockholders’ Agreement provides that investment funds and entities affiliated with GTCR are entitled to designate up to:

•

three directors for election to our board of directors for so long as certain investment funds and entities affiliated with GTCR hold 70% or more of the shares of our common stock that they held immediately following our IPO;

•

two directors for election to our board of directors for so long as certain investment funds and entities affiliated with GTCR hold 40% or more of the shares of our common stock that they held immediately following our IPO; and

•

one director for election to our board of directors for so long as certain investment funds and entities affiliated with GTCR hold 10% or more of the shares of our common stock that they held immediately following our IPO.

Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by our board of directors, subject to the rights of any holders of any series of our preferred stock; provided that, without the consent of Warburg Pincus or GTCR, the authorized number of directors may not exceed eleven as long as investment funds and entities affiliated with either Warburg Pincus or GTCR are entitled to designate at least one director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our board of directors may have the effect of delaying or preventing changes in our control or management.

In addition, our amended and restated certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors; provided that for so long as investment funds and entities affiliated with either Warburg Pincus or GTCR, collectively, hold at least a majority of our outstanding capital stock, a director designated by investment funds and entities affiliated with either Warburg Pincus or GTCR, respectively, may be removed with or without cause by the affirmative vote of the holders of a majority of our outstanding capital stock and with the consent of Warburg Pincus or GTCR, respectively.

19

Corporate Governance

Director Independence

Director Independence

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors and director nominees, with the exception of Mr. Petras, do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors and director nominees is “independent” as that term is defined under the listing standards of the Nasdaq. In making these determinations, our board of directors considered the current and prior relationships that each director and director nominee has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director and director nominee, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

The Sponsors beneficially own shares representing a majority of our outstanding shares of our common stock. As a result, we may be considered a “controlled company” within the meaning of the Nasdaq rules. Under the Nasdaq rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance standards, including:

•	the requirement that a majority of the board of directors consist of independent directors;

•

the requirement that our director nominations be made, or recommended to the full board of directors, by our independent directors or by a nominations committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees.

These requirements would not apply to us as long as we remain a “controlled company.” Although we may qualify as a “controlled company,” we do not currently rely on this exemption and fully comply with all corporate governance requirements under the Nasdaq corporate governance standards.

Board Leadership Structure

Our corporate governance guidelines provide that the chair of the board (the “Chair” or “Chairman”) shall be a member of the board and may or may not be an officer or employee of the Company. It is the policy of the Company that the positions of the Chairman and the Chief Executive Officer be held by the same person, except in unusual circumstances. The board believes that its function to monitor the performance of the executive management of the Company is fulfilled by the presence of independent directors of stature who have a substantive knowledge of the Company’s business. Michael B. Petras, Jr., our Chief Executive Officer, currently serves as Chairman of the Board. The principal duty of the Chairman is to lead and oversee the board. The Chairman, in consultation with the Chief Executive Officer (if not the same as the Chairman), lead director, if any, (and any other executive officers as needed), shall also establish an agenda for each meeting of the board. If the Chairman is also the Chief Executive Officer, the independent directors may, but are not required to, select from themselves a lead director. We do not currently have a lead director.

Pursuant to our corporate governance guidelines, our independent directors are required to meet at least two times per year without management present. Given our independent directors’ open and active communications, at this time the board believes its current leadership structure is appropriate. Our governance committee annually considers our leadership structure and will make recommendations to the board of directors with respect thereto as the committee deems appropriate.

2021 Notice and Proxy Statement	20

Corporate Governance

Board Role in Risk Oversight

Board Role in Risk Oversight

Our board is responsible for overseeing senior management’s risk management responsibilities, including assessing senior management’s processes for identifying and controlling risks. This is carried out at the level of the full board and through its four committees. The board receives regular reports throughout the year from senior management, including from senior management in each of our three business units, to ensure it is well informed regarding risks related to our business, including environment, health and safety, quality, operational, strategic, legal, financial and reporting, and human capital management risks. In addition, the board has tasked each of its committees with the following risk-related responsibilities, which are described in more detail in the section, “Committees of the Board of Directors”:

Audit Committee

•   Receives regular briefings from the internal audit function regarding our systems of internal control and reviews and discusses the capacity and performance of the internal audit function.

•   Regularly reviews with management our major financial risk and enterprise exposures.

•   Reviews any significant reports received through our Global Ethics Line.

Compensation Committee	• Oversees the compensation program for senior executive team and evaluates any major compensation-related risk exposure. • Reviews senior executive succession plans.
Nominating and Corporate Governance Committee

•   Assesses risks related to our corporate governance practices and the independence of directors.

•   Oversees our program related to corporate responsibility and sustainability, including environmental, social, and corporate governance matters.

Nordion Pricing Committee	• Reviews and approves Nordion customer contracts to ensure confidentiality and appropriate risk management.

Board Meetings and Attendance

All directors are expected to attend all or substantially all meetings of the board of directors and meetings of the committees of the board on which they serve, as well as our annual meeting of stockholders. The board of managers of our predecessor, Topco Parent, met four times and the company’s current board of directors, constituted in October 2020, in advance our IPO, met one time during the fiscal year ended December 31, 2020. During the last fiscal year, each current member of the board of directors attended at least 75% of the aggregate number of meetings (including meetings of the board of managers of our predecessor, Topco Parent) of the board and the committees on which he or she served during the period in which he or she was a director or committee member.

21

Corporate Governance

Committees of the Board of Directors

Committees of the Board of Directors

We have an audit committee, a compensation committee, a nominating and corporate governance committee and a Nordion pricing committee. The composition and responsibilities of each of the committees of our board of directors are described below. The governance committee is responsible for reviewing committee membership and making recommendations to the board regarding committee composition, consistent with the company’s organizational documents, our Stockholders’ Agreement and applicable law. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may change the membership of committees or establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The audit committee’s main purpose is to oversee our accounting and financial reporting processes, our relationship with our independent auditors, our compliance with legal and regulatory requirements and our policies and procedures with respect to risk assessment and risk management.

In carrying out this purpose, the audit committee will:

•

oversee the design, implementation, adequacy and effectiveness of our disclosure controls and procedures, system of internal controls over financial accounting, internal audit function and the preparation and audits of our consolidated financial statements;

•

appoint our independent auditors annually, review the annual audit plan, approve audit and pre-approve any non-audit related services provided to us, evaluate their qualifications and performance and ensure their independence;

•

oversee procedures for the receipt, retention and treatment of complaints about accounting, internal accounting controls or audit matters, and for the confidential and anonymous submission by employees concerning such matters;

•	review and approve or ratify, in accordance with our policies, all related party transactions as defined by applicable rules and regulations;

•	oversee legal and regulatory matters and review and approve the adequacy and effectiveness of our compliance policies and procedures, including the Global Code of Conduct;

•

approve the annual internal audit plan and budget, review with the internal audit executive the results of the audit work at least annually and more frequently as provided in the policy for reporting financial accounting and auditing concerns, as approved by the committee and at least annually review the performance of the internal audit team; and

•	oversee company policies and practices with respect to financial risk assessment and risk management.

The current members of the audit committee are Mr. Petrella (chair), Ms. Klee and Ms. Geveda. Mr. Petrella and Ms. Klee are “independent,” as defined under the Nasdaq rules and Rule 10A-3 of the Exchange Act. Our board of directors has determined that each director appointed to the audit committee is financially literate, and the board has determined that Mr. Petrella is a financial expert. Our board of directors determined that Ms. Geveda, who is a member of our audit committee, does not satisfy applicable independence standards for audit committee membership because of the equity ownership in our Company held by investment funds and entities affiliated with Warburg Pincus, of which Ms. Geveda is a managing director, but determined that Ms. Geveda will be permitted to remain on the audit committee for a period of up to one year after our IPO in accordance with the phase-in period under the Nasdaq rules. If elected, we expect that Dr. Wheadon would be appointed to our audit committee. Dr. Wheadon is “independent” as defined under the Nasdaq rules and Rule 10A-3 of the Exchange Act and is financially literate.

Our audit committee operates under a written charter, which is available on our Investor Relations website at https://investors.soterahealth.com/.

2021 Notice and Proxy Statement	22

Corporate Governance

Committees of the Board of Directors

Compensation Committee

The compensation committee’s main purpose is to oversee the compensation of our directors and employees, including our chief executive officer and other executive officers, and related matters.

In carrying out this purpose, the compensation committee will:

•	review and approve our corporate goals relevant to compensation and evaluate the performance of our chief executive officer and other executive officers against those goals;

•	determine the compensation of our chief executive officer and other executive officers based on their evaluations;

•	administer and execute discretionary authority over the issuance of equity awards under our equity incentive plan;

•	evaluate any applicable post-service arrangements for our chief executive officer and other executive officers;

•

review on a periodic basis the operation and structure of our compensation program, considering our business strategy, the results of the most recent Say-on-Pay vote and relative competitiveness against the market;

•	advise the board of directors with respect to our board of directors or committee compensation;

•

produce the compensation committee report on executive officer compensation and review and discuss with management any “Compensation Discussion and Analysis” section proposed for inclusion in our SEC filings; and

•	oversee short-term and long-term management succession planning and leadership assessment and development.

The members of the compensation committee are Mr. Neary (chair) and Mr. Mihas. Each of Mr. Neary and Mr. Mihas are “independent,” as defined under the Nasdaq rules. Because we may be considered a “controlled company” under the Nasdaq rules, our compensation committee may not be required to be fully independent, although if such rules change in the future or we no longer meet the definition of a controlled company under the current rules and the committee was not then fully independent, we would be required to adjust the composition of the compensation committee as and if necessary in order to comply with such rules.

Our compensation committee operates under a written charter, which is available on our Investor Relations website at https://investors.soterahealth.com/.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee’s main purpose is to identify and evaluate individuals qualified to become board members, consistent with criteria approved by the board and to recommend for the board’s approval the slate of nominees to be proposed to stockholders for election to the board, develop and recommend to the board for approval a set of corporate governance guidelines and lead the annual review of the performance of the board and each of its standing committees.

In carrying out this purpose, the nominating and corporate governance committee will:

•

evaluate the composition, size, organization, performance and governance of the board and each of its committees, and make recommendations to the board about the appointment of directors to committees of the board;

•	monitor developments and oversee our practices and policies related to corporate responsibility and sustainability, including environmental, social, and corporate governance issues;

•	develop policies for considering director nominees for election to the board and establish requisite qualification requirements, including director independence determinations; and

•	ensure compliance with the corporate governance guidelines and review and recommend any changes to the board on an annual basis.

23

Corporate Governance

Committees of the Board of Directors

The members of the nominating and corporate governance committee are Ms. Klee (chair), Mr. Chen, Mr. Cunningham and Mr. Donnini. Each of Ms. Klee, Mr. Chen, Mr. Cunningham and Mr. Donnini are “independent,” as defined under the Nasdaq rules. Because we may be considered a “controlled company” under the Nasdaq rules, our nominating and corporate governance committee may not be required to be fully independent, although if such rules change in the future or we no longer meet the definition of a controlled company under the current rules and the committee was not then fully independent, we would be required to adjust the composition of the nominating and corporate governance committee as and if necessary in order to comply with such rules.

Our nominating and corporate governance committee operates under a written charter, which is available on our Investor Relations website at https://investors.soterahealth.com/.

Nordion Pricing Committee

The Nordion pricing committee is responsible for overseeing matters related to Nordion’s pricing that require review of sensitive or confidential customer information. The main purpose of this committee is to prevent confidential information relating to Nordion’s customers from being shared with individuals who are involved in the day-to-day operations of Sterigenics. The members of the Nordion pricing committee are Mr. Cunningham and Ms. Geveda.

Corporate Governance Policies and Practices

Corporate Governance Guidelines

In November 2020, the Board adopted corporate governance guidelines that we believe reflect the board’s commitment to sound governance policies and practices. The governance committee is responsible for reviewing the corporate governance guidelines annually and recommending amendments to the board as it deems necessary or appropriate for the board to discharge its responsibilities more effectively. You can find the full text of our corporate governance guidelines on our investor relations website at https://investors.soterahealth.com/.

Board and Committee Self-Evaluations

The board and each committee will conduct an annual self-evaluation. Consistent with its charter, the governance committee will lead the board evaluation process and oversee the annual evaluation of the performance of each standing committee of the board. The chair of the governance committee will report to the board its conclusions about the effectiveness and performance of the board and may make recommendations to the board Chair regarding any proposed changes it considers appropriate for the board’s consideration.

Policy Regarding Hedging

We have adopted an Insider Trading Policy, which provides that insiders, including executive officers and members of our board of directors, all employees at the Company’s global headquarters at 9100 South Hills Blvd, Suite 300, Broadview Heights, Ohio and others reasonably expected to have access to material non-public information, may not enter into hedging transactions, such as zero-cost collars, equity swaps, exchange funds and forward sale contracts, with respect to our securities.

Stock Ownership Guidelines

In an effort to align the interests of our senior executive team, executive officers and directors with those of our stockholders, in March 2021, the compensation committee adopted stock ownership guidelines. Within five years of becoming subject to the guidelines, our senior executive team is expected to hold company stock valued at the following multiple of their annual base salary: five-times annual base salary for our CEO and two-times annual base salary for each of our other Named Executive Officers (as defined below) and other members of the senior executive team. Our

2021 Notice and Proxy Statement	24

Corporate Governance

Stock Ownership Guidelines

non-employee directors are expected to hold company stock valued at five-times their annual cash retainer within five-years of becoming subject to the guidelines. We count shares underlying Restricted Stock Units (“RSUs”) and shares of unvested restricted stock which are subject to time-based vesting requirements as owned shares for purposes of these guidelines but do not count shares underlying options or shares of unvested restricted stock which are subject to performance-based vesting requirements as owned shares. The compensation committee will monitor compliance with these guidelines on an annual basis.

Each of Messrs. Petras, Leffler and Rutz, and Ms. Klee were in compliance with our stock ownership guidelines as of April 1, 2021, and we expect all our non-employee directors will meet the ownership guidelines within the time required.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Code of Business Conduct and Ethics

Our board of directors has adopted procedures and policies to comply with the Sarbanes-Oxley Act of 2002 and the rules adopted by the SEC and the Nasdaq, including a code of business conduct and ethics applicable to all our employees, including our chief executive officer, chief financial officer and other executive and senior financial officers and all persons performing similar functions. Our code of conduct and ethics is available on our website. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by the applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq.

Promoting Integrity

Integrity is one of our core values. We expect the highest standards of integrity from our employees when dealing with customers, suppliers, and each other. If employees do not feel comfortable or are otherwise unable to raise with their manager questions or concerns regarding ethics, compliance with laws, regulations or policies, or workplace culture, employees are expected and encouraged to promptly report those questions or concerns on our Global Ethics Line. Our Global Ethics Line is available 24-hours a day, 7-days a week to every employee worldwide. Live telephonic assistance is available via a tollfree number with operators available in multiple languages. Reports may also be made via electronic submission through our Global Ethics Line web portal. All reporters have the option of remaining anonymous to the extent permitted by local laws and regulations.

Calls to our Global Ethics Line are received by a third-party vendor that promptly reports the issue to our internal investigations team. Pursuant to our Whistleblower Policy, general reports received via our Global Ethics Line are transmitted to an internal review team from the legal department or human resources, as appropriate. Certain reports, including those related to fraud or error in the preparation or reporting of the company’s financial condition, are referred to an internal review team composed of at least the General Counsel, Chief Financial Officer and one member of the company’s disclosure committee. Any reports raising a potentially material issue will be promptly sent to the chair of the audit committee for review. Our General Counsel reports to the audit committee at least quarterly regarding any other significant issues raised through the Global Ethics Line.

Our Whistleblower Policy prohibits retaliation against anyone who in good faith raises a question or concern or assists in the subsequent investigation of a question or concern.

25

Corporate Governance

Communications with the Board

Communications with the Board

Any interested parties wishing to communicate with, or other make his or her concerns known direct to the board, a board committee, or to individual directors regarding matters related to the duties and responsibilities of the board may do so by addressing such communications or concerns to board@soterahealth.com. The Secretary reviews all communications sent to the board. Inquiries that relate to the functions of the board or a board committee will be relayed to the board, board committee, or to individual directors, as appropriate. The Secretary will not relay to the board or its members inquiries unrelated to the duties and responsibilities of the board or its committees, including solicitations, advertisements, service or product inquiries, complaints, or materials that are threatening or illegal.

2021 Notice and Proxy Statement	26

Non-Employee Director Compensation

2020 Non-Employee Director Compensation Table

NON-EMPLOYEE DIRECTOR COMPENSATION

2020 Non-Employee Director Compensation Table

The following table sets forth information regarding compensation earned by or paid to each person who served as a non-employee director of our board of directors or Topco Parent’s board of managers during 2020. We reimburse members of the board of directors for reasonable out-of-pocket expenses incurred in connection with their service to the board of directors and covered such expenses in 2020. Mr. Petras, our Chairman and Chief Executive Officer, receives no compensation for his service as a director, and is not included in this table. The compensation received by Mr. Petras as an employee is presented in the “Summary Compensation Table” in the “Executive Compensation” section.

Name	Fees Earned or Paid in Cash		Stock Awards (4)	Total
James C. Neary	$11,875	(3)	$135,000	$146,875
Stephanie M. Geveda	$10,313	(3)	$135,000	$145,313
David A. Donnini	$9,688	(3)	$135,000	$144,688
Constantine S. Mihas	$10,000	(3)	$135,000	$145,000
Sean L. Cunningham	$9,688	(3)	$135,000	$144,688
Michael J. Mulhern	$88,000	(1)	—	$88,000
Ann R. Klee(2)	$37,188		$387,000	$424,188
Vincent K. Petrella	$12,500	(3)	$135,000	$147,500
Ruoxi Chen	$9,688	(3)	$135,000	$144,688

(1)

Mr. Mulhern served as chief executive officer of our subsidiary, Sotera Health LLC, and its predecessor from July 2011 to June 2016. Upon his retirement as our chief executive officer, Mr. Mulhern agreed to continue to serve as a member of Topco Parent’s board of managers. For this service, he received an annual cash retainer in the amount of $100,000, which was prorated for service during 2020 as Mr. Mulhern stepped down from the board of Topco Parent prior to our IPO.

(2)

Ms. Klee became a member of Topco Parent’s board of managers in May 2020. For her service in advance of the IPO, she was entitled to receive an annual cash retainer of $40,000, which was prorated to compensate her for service on Topco Parent’s board of managers between May and November 2020 and in respect of which she received $25,000. Following the IPO, she continued as a member of our board of directors, and starting in November 2020 she was compensated according to our non-employee director compensation policy. For her service as a member of our board following the IPO through December 31, 2020, she received $12,188. See “Non-Employee Director Compensation Policy.” In addition, upon her election to Topco Parent’s board of managers, Ms. Klee received a grant of limited partnership interests in Topco Parent which began vesting on May 27, 2020. In connection with the IPO, she received an in-kind distribution of restricted shares of our common stock pursuant to the terms of the Topco partnership agreement. Shares of restricted stock distributed in respect of Ms. Klee’s limited partnership interest in Topco Parent are eligible to vest pursuant to the same vesting schedule as the unvested limited partnership interests in respect of which they were distributed. As a result, 20% of the unvested restricted stock will vest on May 27, 2021 (the one year anniversary of vesting commencement date), and the remaining unvested restricted stock will vest on a daily basis pro rata thereafter, subject to Ms. Klee’s continued service on our board of directors through each such date. See “Corporate Reorganization & Distribution of Shares.”

(3)

Reflects cash retainer payments paid in 2020 for service on our board of directors or any committee of our board of directors between November 2020 and December 31, 2020. This cash compensation earned under our non-employee director compensation policy was prorated from November 2020 to account for service on our Board following the IPO. See “Non-Employee Director Compensation Policy.”

(4)

Amounts in this column reflect the aggregate grant date fair value of share-based compensation awarded during the year. With the exception of Mr. Mulhern, this includes the grant date fair value of RSUs granted in connection with our IPO. These RSU grants had a pro-rated grant date fair value of $135,000 to account for the fact that directors will not have served a full year before our 2021 Annual Meeting. See “Non-Employee Director Compensation Policy.” For Ms. Klee, this includes the grant date fair value of RSUs granted in connection with our IPO and the grant date fair value of a limited partnership interest in Topco Parent granted in connection with the commencement of her service on Topco Parent’s board of managers. Ms. Klee received a distribution of unvested restricted stock in respect of that limited partnership interest in connection with our IPO. See “Corporate Reorganization & Distribution of Shares.” The grant date fair value of this compensation was computed in accordance with the provisions of FASB ASC 718. The assumptions that we used to calculate these amounts are discussed in Note 16, “Share-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. See “Outstanding Equity Awards.” The grant date fair value does not necessarily correspond to the actual economic value that may be realized for these awards. As of December 31, 2020, each of our non-employee directors had 5,869 RSUs outstanding and Ms. Klee additionally held 50,925 restricted shares of our common stock.

27

Non-Employee Director Compensation

Non-Employee Director Compensation Policy

Non-Employee Director Compensation Policy

Our board of directors has adopted a compensation policy for non-employee directors, which became effective in connection with the IPO. Pursuant to this policy, our non-employee directors receive the compensation described below. This non-employee director compensation policy may be amended by our board of directors from time to time.

Cash Compensation

Each non-employee director is entitled to receive an annual cash retainer of $75,000 as remuneration for service to the company, with an additional $7,500 for service on the audit committee (or, in the case of the chair of such committee, $25,000), an additional $5,000 for service on the compensation committee (or, in the case of the chair of such committee, $20,000), an additional $2,500 for service on the nominating and corporate governance committee (or, in the case of the chair of such committee, $15,000), and an additional $35,000 for service as the lead independent director (to the extent this position exists). There will be no additional compensation for service on the Nordion pricing committee. The annual cash retainer will be paid on a quarterly basis, pro-rated (i) for any non-employee director whose service (or whose service in any of the additional capacities described above) commences during a calendar year and (ii) for the calendar year in which the IPO occurred, such that the retainer was reduced proportionately for any calendar month prior to the month in which such service commenced or the IPO occurred, respectively.

Equity Compensation

Each non-employee director is entitled to receive an annual grant of RSUs under our 2020 Omnibus Incentive Plan (the “2020 Plan”) with a grant date fair value of $225,000. Such RSUs will vest in full on the earlier of (i) the first anniversary of the date of grant, or (ii) the date immediately prior to the company’s next regular annual meeting of stockholders, in each case, subject to the director’s continued service through such date. The first such annual grant of RSUs following our IPO had a pro-rated grant date fair value of $135,000 to account for the fact that directors did not serve a full year before our 2021 annual meeting. Subsequent annual grants of RSUs will be made on the day immediately after our regular annual meeting of stockholders to non-employee directors who are serving on our board of directors on such date.

Expenses

We reimburse our non-employee directors for all reasonable out-of-pocket expenses that are incurred in connection with attendance at meetings of our board of directors, the board of directors of any of our subsidiaries and any committees thereof, in accordance with the terms of our amended and restated bylaws and our expense reimbursement policy, as in effect from time to time.

2021 Notice and Proxy Statement	28

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm Fees

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking stockholders to ratify the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021. The audit committee and the board of directors believe that the retention of Ernst & Young to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders. Although ratification is not legally required, we are submitting the appointment of Ernst & Young to our shareholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified, the audit committee of the board of directors will reconsider the appointment. Even if the selection is ratified, the audit committee, in its discretion, may change the appointment at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and its stockholders.

The audit committee is directly responsible for the appointment, compensation, retention, oversight, evaluation and, when appropriate, replacement of the independent registered public accounting firm that serves as the Company’s independent accountants. Ernst & Young has served as the Company’s independent registered public accounting firm since 2019. In selecting the independent auditor, the audit committee annually evaluates the qualifications, performance and independence of the independent auditor, including review of the lead audit partner and taking into account the opinions of management and the head (and any other senior personnel, as appropriate) of the internal audit function.

Representatives of Ernst & Young will be present at the Annual Meeting. They will be given an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table shows fees paid by Sotera Health for professional services rendered by Ernst & Young for 2020 and 2019. All of the fees shown in the table were approved by the audit committee in accordance with its pre-approval process, or the audit committee of Topco Parent before our IPO.

Fee Category (In thousands)	2020	2019
Audit Fees	$2,551	$1,840
Audit-Related Fees	17	18
Tax Fees	865	726
All Other Fees	—	—
Total Fees	$3,433	$2,584

Audit Fees consisted of fees for (a) professional services rendered for the annual audit of Sotera Health’s consolidated financial statements, (b) review of the interim consolidated financial statements included in quarterly reports and (c) services that are typically provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees included fees for assurance and related services that were reasonably related to the performance of the audit or review of Sotera Health’s consolidated financial statements and are not reported under “Audit Fees.” These services include work performed in connection with registration statements such as due diligence procedures or issuance of comfort letters; due diligence services pertaining to potential business acquisitions/dispositions; financial audits of employee benefit plans; agreed-upon or expanded audit procedures required to comply with local market requirements; assistance with internal control documentation requirements; and annual subscriptions or licensing of online content, such as accounting, tax or regulatory reference tools.

29

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm Fees

Tax Fees consisted of fees for professional services for tax compliance and review, and tax planning and advice. These services include assistance regarding federal, state and international tax matters, including compliance, return preparation, tax audits, tax advisory and consulting services.

All Other Fees would include fees for permitted services other than those that meet the criteria above.

The audit committee has concluded that the provision of the non-audit services described above was compatible with maintaining the independence of Ernst & Young.

The Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young as Sotera Health’s independent registered public accounting firm for fiscal 2021.

Policy on Audit Committee’s Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The audit committee reviews and pre-approves all audit and non-audit services provided to Sotera Health by the registered public accounting firm, as well as certain audit services provided to Sotera Health or its consolidated subsidiaries by any separate accounting firm on which, in the case of the consolidated subsidiaries, the registered public accounting firm expressly relies, to assure that any such services (together, the “covered services”) do not impair the independence of the registered public accounting firm. Covered services may include audit services, audit-related services and tax services, as well as specifically designated non-audit services which, in the opinion of the audit committee, will not impair the independence of the independent registered public accounting firm. The policy provides for the general pre-approval of predictable and recurring covered services and their related fee estimates or fee arrangements by the full audit committee on an annual basis. General pre-approval of any covered services shall be effective for the applicable fiscal year. The policy delegates to the Chair of the audit committee the authority to pre-approve any individual covered services that are not the subject of general pre-approval and for which the aggregate estimated fees do not exceed $250,000. In considering whether to pre-approve such a service, the Chair shall consider the nature and scope of the proposed service in light of applicable law, as well as the principles and other guidance enunciated by the SEC and the Public Company Accounting Oversight Board (“PCAOB”) with respect to independence of the registered public accounting firm. The policy designates the CFO to monitor the performance of all services provided by the registered public accounting firm and to determine whether such services are in compliance with the policy. The CFO is required to report quarterly to the audit committee detailing the status of the covered services and fees previously approved by the audit committee (or the chair, as applicable) for the fiscal year, the amounts allocated and used for each such covered service, any additional covered services and fees request to be approved by the audit committee, any services that may require application of the de minimis exception for permissible non-audit services described in the policy and any other results of the CFO’s monitoring.

2021 Notice and Proxy Statement	30

Audit Committee Report

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Sotera Health specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Composition. The audit committee of the board is composed of the directors named below. Each member of the audit committee meets the financial experience requirements under applicable SEC rules and Nasdaq listing standards. Vincent Petrella and Ann Klee meet the independence requirements under applicable SEC rules and Nasdaq listing standards. The Board has determined that Stephanie Geveda, who is a member of the audit committee, does not satisfy the applicable independence standards for audit committee membership because of the equity ownership in our company held by investment funds and entities affiliated with Warburg Pincus, of which Ms. Geveda is a managing director, but determined that Ms. Geveda will be permitted to remain on the audit committee for a period of up to one year after the date of our IPO in accordance with the phase-in period under the Nasdaq rules. In addition, the Board has determined that Mr. Petrella is an “audit committee financial expert” as defined by SEC rules.

Responsibilities. The audit committee operates under a written charter that has been adopted by the board of directors. The charter is reviewed annually for changes, as appropriate. The audit committee is responsible for general oversight of Sotera Health’s accounting and financial reporting processes, Sotera Health’s relationship with its independent registered public accounting firm, Sotera Health’s compliance with legal and regulatory requirements and Sotera Health’s policies and procedures with respect to risk assessment and risk management. Sotera Health’s management is responsible for: (a) maintaining Sotera Health’s books of account and preparing periodic financial statements based thereon; and (b) maintaining the system of internal control over financial reporting. The independent registered public accounting firm is responsible for auditing Sotera Health’s annual consolidated financial statements.

Review with Management and Independent Registered Public Accounting Firm. The audit committee hereby reports as follows:

1.    The audit committee has reviewed and discussed with management and the independent registered public accounting firm, Ernst & Young, together and separately, Sotera Health’s audited consolidated financial statements contained in Sotera Health’s Annual Report on Form 10-K for fiscal year 2020.

2.    The audit committee has discussed with Ernst & Young matters required to be discussed by applicable standards of the PCAOB.

3.    The audit committee has received from Ernst & Young the written disclosures and the letter required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the audit committee concerning independence, and has discussed with Ernst & Young its independence.

Based on the review and discussions referred to in paragraphs 1-3 above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2020 for filing with the SEC.

The audit committee appointed Ernst & Young as Sotera Health’s independent registered public accounting firm for fiscal year 2021 and recommends to shareholders that they ratify the appointment of Ernst & Young as Sotera Health’s independent registered public accounting firm for fiscal year 2021.

This report is submitted by the audit committee.

Vincent K. Petrella (Chair)

Ann R. Klee

Stephanie M. Geveda

31

Executive Compensation

Overview

EXECUTIVE COMPENSATION

Overview

Our “Named Executive Officers,” consisting of our principal executive officer and our two most highly compensated executive officers (other than our principal executive officer), as of December 31, 2020, were:

•	Michael B. Petras, Jr., our Chairman and Chief Executive Officer

•	Scott J. Leffler, our Chief Financial Officer and Treasurer

•	Michael P. Rutz, President of Sterigenics

Summary Compensation Table

The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our Named Executive Officers during the years ended December 31, 2019 and December 31, 2020:

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total
Michael B. Petras, Jr. Chairman and Chief Executive Officer	2020	$727,692	$700,000	$6,000,000	$9,000,000	$738,957	$37,609	$17,204,248
	2019	$700,000	$1,000,000	—	—	$759,500	$12,600	$2,472,100
Scott J. Leffler Chief Financial Officer and Treasurer	2020	$369,805	$225,000	$1,200,000	$1,800,000	$222,113	$24,913	$3,841,831
	2019	$352,135	$1,650,000	—	—	$229,240	$12,600	$2,243,975
Michael P. Rutz President of Sterigenics	2020	$269,577	$50,000	$4,800,000	$900,000	$153,133	$10,623	$6,183,333

(1)

Includes the value of each Named Executive Officer’s base salary earned during the fiscal year covered. For Messrs. Petras and Leffler, includes base salary paid before and after entering into amended and restated employment agreements in November 2020. See “Employment Agreements.” For Mr. Rutz, consists of base salary paid following the commencement of his employment in May, 2020.

(2)

The amounts reported in this column represent bonuses paid to our named executive officers for 2019 and 2020, and, for Mr. Rutz, solely 2020. Amounts shown in the bonus column for fiscal year 2019 include the value of discretionary cash bonuses for members of management relating to capital markets activity in 2019. In addition, for Mr. Leffler, the amount shown includes the value of a $1,500,000 retention bonus to which he was entitled under the terms of a CFO Bonus Agreement with the Company, which was paid on the first ordinary payroll date following November 18, 2019. See “Employment Agreements—Retention Agreement with Mr. Scott J. Leffler.” The amounts reported for Mr. Petras and Mr. Leffler for fiscal year 2020 include the value of discretionary cash bonuses granted in connection with our IPO. See “Cash IPO Bonuses.” The amount shown for Mr. Rutz represents a one-time lump sum cash sign-on bonus equal to $50,000, which was paid on the first ordinary payroll date following May 21, 2020 pursuant to his offer letter. See “Employment Agreement with Mr. Michael P. Rutz.”

(3)

Amounts in this column reflect the aggregate grant date fair value of share-based compensation awarded during the year. In lieu of our formal grant cycle in 2021, our Named Executive Officers received equity grants in connection with our IPO in November 2020. For Messrs. Petras and Leffler, this includes the grant date fair value of RSUs granted in connection with our IPO. For Mr. Rutz, this includes the grant date fair value of RSUs granted in connection with our IPO and the grant date fair value of a limited partnership interest in Topco Parent granted in connection with the commencement of his employment. Mr. Rutz received a distribution of unvested restricted stock in respect of that limited partnership interest in connection with our IPO. See “Corporate Reorganization & Distribution of Shares.” The grant date fair value of this compensation was computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, or FASB ASC 718. The assumptions that we used to calculate these amounts are discussed in Note 16, “Share-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(4)

Amounts in this column reflect the aggregate grant date fair value of stock options awarded during the year computed in accordance with the provisions of FASB ASC 718. The assumptions that we used to calculate these amounts are discussed in Note 16, “Share-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. In lieu of our formal grant cycle in 2021, our Named Executive Officers received equity grants in connection with our IPO in November 2020.

(5)	Includes the value of annual cash incentive awards paid under our Annual Incentive Plan. See “Annual Incentive Plan.”

(6)

Amounts in the All Other Compensation column for fiscal year 2019 include the value of company contributions made on behalf of our Named Executive Officers under our 401(k) Plan, in which all our employees, including our Named Executive Officers, are eligible to participate. Amounts for fiscal year 2020 include the following: the value of company contributions made on behalf of our Named Executive Officers under our 401(k) Plan (for each of Mr. Petras and Mr. Leffler: $12,600 and for Mr. Rutz $5,632), the value of a Company paid executive physical examination (for Mr. Petras: $4,019 and for Mr. Leffler: $3,348), and legal expenses incurred in the renegotiation of employment agreements (for Mr. Petras: $20,990, for Mr. Leffler: $8,965 and for Mr. Rutz: $5,000).

2021 Notice and Proxy Statement	32

Executive Compensation

Narrative Disclosure to Summary Compensation Table

Narrative Disclosure to Summary Compensation Table

In setting executive base salaries and bonuses and granting equity incentive awards, we seek to ensure that the overall level of total compensation for our executive officers is reasonable in relation to, and competitive with, the compensation paid by similarly situated peer leaders in our industry, subject to variation for individual factors such as experience, performance, duties, scope of responsibility, prior contributions and future potential contributions to our business. Mr. Petras provides input to the compensation committee with respect to compensation of the executive management team other than himself, including input and recommendations regarding individual performance assessments with respect to payments under the AIP (as defined below). In 2020, the compensation committee retained Exequity, LLP (“Exequity”), a compensation consulting firm, to evaluate our executive compensation program. The compensation committee reviewed with Exequity executive compensation levels, our incentive compensation programs and the types of compensation we offer to ensure that our programs are based on appropriate measures, goals and targets for our industry and our business objectives and to determine whether any changes to our compensation structures are justified.

Employment Agreements

Employment Agreement with Mr. Michael B. Petras, Jr.

Mr. Petras entered into an employment agreement with our subsidiary, Sotera Health LLC, dated May 25, 2016 (the “CEO Employment Agreement”), pursuant to which he served as the CEO and as a member of Topco Parent’s board of managers. Under the terms of the CEO Employment Agreement, Mr. Petras’ initial annual base salary in connection with his appointment as CEO was set at $700,000, less applicable withholding taxes. See “Summary Compensation Table” for information on Mr. Petras’ base salary paid in 2019 and 2020. Under the CEO Employment Agreement, Mr. Petras was also eligible to receive an annual bonus based on his attainment of one or more pre-established performance criteria established by Topco Parent’s board of managers, with his annual target bonus opportunity equal to 100% of his then-current annual base salary.

In connection with the IPO, Sotera Health LLC assigned its rights and obligations under the CEO Employment Agreement to our company and we entered into an amended and restated employment agreement with Mr. Petras which replaced his existing employment agreement effective as of the closing of the IPO (the “Amended and Restated CEO Employment Agreement”). Under the terms of the Amended and Restated CEO Employment Agreement, Mr. Petras serves as our CEO and Executive Chairman of our board of directors. Mr. Petras’ initial annual base salary is set at $1,000,000 as of November 2020, less applicable withholding taxes. Mr. Petras is eligible to receive an annual bonus based on the attainment of certain pre-established performance criteria established by our board of directors, with his annual target bonus opportunity equal to 125% of his then-current annual base salary.

Under the Amended and Restated CEO Employment Agreement, Mr. Petras is eligible to receive certain payments and benefits in the event of a termination of his employment by us without “cause” or a termination of employment by him for “good reason” (as each of these terms are defined in the Amended and Restated CEO Employment Agreement), which are described in detail under “Potential Payments upon Termination or Change in Control.”

Employment Agreement with Mr. Scott J. Leffler

Mr. Leffler entered into an employment agreement with our subsidiary, Sotera Health LLC, dated April 3, 2017 (the “CFO Employment Agreement”), pursuant to which he served as Chief Financial Officer (“CFO”). Under the terms of the CFO Employment Agreement, Mr. Leffler’s initial annual base salary in connection with his appointment as CFO was set at $340,000, less applicable withholding taxes. See “Summary Compensation Table” for information on Mr. Leffler’s base salary paid in 2019 and 2020. Under the CFO Employment Agreement, Mr. Leffler was also eligible to receive an annual bonus based on his attainment of one or more pre-established performance criteria established by Topco Parent’s board of managers, with his annual target bonus opportunity equal to 60% of his then-current annual base salary.

In connection with the IPO, Sotera Health LLC, assigned its rights and obligations under the CFO Employment Agreement to our company and we entered into an amended and restated employment agreement with Mr. Leffler which replaced his

33

Executive Compensation

Employment Agreements

existing employment agreement effective as of the closing of the IPO (the “Amended and Restated CFO Employment Agreement”). Under the terms of the Amended and Restated CFO Employment Agreement, Mr. Leffler serves as our CFO. Mr. Leffler’s initial annual base salary is set at $450,000 as of November 2020, less applicable withholding taxes. Mr. Leffler is also eligible to receive an annual bonus based on the attainment of certain pre-established performance criteria established by our board of directors, with his annual target bonus opportunity equal to 70% of his then-current annual base salary.

Under the Amended and Restated CFO Employment Agreement, Mr. Leffler is eligible to receive certain payments and benefits in the event of a termination of his employment by us without “cause” or a termination of employment by him for “good reason” (as each of these terms is defined in the CFO Employment Agreement), which are described in detail under “Potential Payments upon Termination or Change in Control” below.

Retention Agreement with Mr. Scott J. Leffler

Mr. Leffler entered into a bonus agreement with our subsidiary, Sotera Health LLC, dated as of November 18, 2019 (the “CFO Bonus Agreement”). Pursuant to the CFO Bonus Agreement, on the first ordinary payroll date following November 18, 2019, Mr. Leffler received a cash retention bonus of $1,500,000 (less applicable tax withholdings) in consideration for his agreement to continue active employment with Sotera Health LLC through November 18, 2021 (the “Retention Date”). If prior to the Retention Date, Mr. Leffler terminates his employment without “good reason” (as described below in “Potential Payments Upon Termination or Change in Control,” but excluding a termination due to Mr. Leffler’s death or disability), Mr. Leffler is obligated to repay, on a pre-tax basis, the full amount of the retention bonus. In connection with the IPO, Sotera Health LLC assigned its rights and obligations under the CFO Bonus Agreement to our company and we entered into an amended and restated bonus agreement with Mr. Leffler which reflects such assignment.

Employment Agreement with Mr. Michael P. Rutz

Mr. Rutz entered into an employment agreement with our subsidiary, Sotera Health LLC, dated May 21, 2020 (the “Rutz Employment Agreement”), pursuant to which he serves as President, Sterigenics. Under the terms of the Rutz Employment Agreement, Mr. Rutz’s initial annual base salary in connection with his appointment as President, Sterigenics was set at $430,000, less applicable withholding taxes. See “Summary Compensation Table” for information on Mr. Rutz’s base salary paid in 2020. Under the Rutz Employment Agreement, Mr. Rutz is also eligible to receive an annual bonus based on his attainment of one or more pre-established performance criteria established by Topco Parent’s board of managers, with his annual target bonus opportunity equal to 60% of his then-current annual base salary.

In connection with the commencement of Mr. Rutz’s employment, he received a one-time lump sum cash payment equal to $50,000 (the “Sign-on Bonus”), which was paid on the first ordinary payroll date following May 21, 2020. If Mr. Rutz’s employment with the Company is terminated by Mr. Rutz without “good reason” (as described below in “Potential Payments Upon Termination or Change in Control,” but excluding a termination due to Mr. Rutz’s death or disability), or by the company for “cause,” in each case prior to the second anniversary of the commencement of Mr. Rutz’s employment, he is obligated to repay, on a pre-tax basis, a pro-rata portion of the Sign-on Bonus.

In addition, under the terms of the Rutz Employment Agreement, Mr. Rutz is entitled to receive a one-time lump sum cash payment equal to $1,500,000, less applicable tax withholdings, upon a change of control, contingent upon his continued employment through the consummation of a change of control.

Under the Rutz Employment Agreement, Mr. Rutz is eligible to receive certain payments and benefits in the event of a termination of his employment by us without “cause” or a termination of employment by him for “good reason” (as each of these terms are defined in the Rutz Employment Agreement), which are described in detail under “Potential Payments upon Termination or Change in Control.”

2021 Notice and Proxy Statement	34

Executive Compensation

Base Salary

Base Salary

We provide each Named Executive Officer with a base salary for the services that the executive officer performs for us. This compensation component constitutes a stable element of compensation while other compensation elements are variable. Base salaries may be increased based on the individual performance of the Named Executive Officer, company performance, any change in the executive’s position within our business, the scope of his or her responsibilities and any changes thereto. Base salaries may also be increased as provided under the terms of a Named Executive Officer’s employment agreement.

Cash IPO Bonuses

In 2020, we paid approximately $1.9 million in cash bonuses in recognition of the extraordinary efforts of certain of our executives and employees, including in connection with the execution of the IPO (the “IPO Bonuses”). Messrs. Petras and Leffler were each awarded an IPO Bonus of $700,000 and $225,000, respectively, which were paid shortly after the completion of our IPO.

Annual Incentive Plan

We maintain an Annual Incentive Plan (the “Annual Incentive Plan” or “AIP”), which is designed to reward high performance, ensure employees are aligned with our mission, values and priorities and provide market competitive rewards. Our executive officers (including our Named Executive Officers) and key employees are eligible to participate in the Annual Incentive Plan. The Annual Incentive Plan is administered by our compensation committee with respect to our executive officers.

The cash incentive awards made to our Named Executive Officers under the Annual Incentive Plan are based on (i) the company’s achievement of EBITDA goals set by Topco Parent’s board of managers at the beginning of the applicable performance period and (ii) individual performance. The company must attain its threshold EBITDA for any payout under the Annual Incentive Plan to occur. Following our IPO, our compensation committee administered the AIP for the remainder of 2020 using the goals previously set by Topco Parent’s board of managers.

The target metrics for our 2020 AIP are included in the below table. Our 2020 AIP company performance metric was based on the non-GAAP financial measure adjusted EBITDA. Adjusted EBITDA in respect of our 2020 AIP was calculated in a manner consistent with the calculation of “Consolidated EBITDA” for purposes of our credit agreement, subject to adjustment as deemed appropriate by the compensation committee. AIP performance between threshold, target and maximum goals was determined based on linear interpolation.

2020 EBITDA Goal (dollars in millions)	Performance as Percentage of Target	AIP Performance (as % of Target Opportunity)
Threshold $424.4	95%	75%
Target $446.6	100%	100%
Maximum $500.4	112%	Up to a maximum of 200%

In determining annual incentive payouts, following the close of the fiscal year, the compensation committee considered actual company performance against the financial performance metrics set forth in the table above. The compensation committee then adjusted Consolidated EBITDA, in accordance with the terms of our AIP, to account for any extraordinary, unusual, or non-recurring events during the performance period. The adjusted EBITDA results for our 2020 financial metric was $443.5 million. For 2020, the EBITDA goals under the Annual Incentive Plan for overall company performance were achieved at 99.3% of target and for Sterigenics, 97.9% of target.

The total target bonus percentages for Messrs. Petras, Rutz, and Leffler were 100%, 60%, and 60%, respectively, of their base salaries for 2020 prior to the IPO and 125%, 70% and 60%, respectively, of their base salaries for 2020 following our IPO in order to align with peer group practices, in consultation with our compensation consultant, Exequity. Individual bonus payouts for Messrs. Petras and Leffler are determined by taking into account both company performance (80% of

35

Executive Compensation

Annual Incentive Plan

award) and individual performance (20% of award). Mr. Rutz’s bonus is determined by taking into account the performance of both the company and Sterigenics (80% weighting of the total award, with Sterigenics performance having 75% weighting and company performance 25% weighting), and his individual performance (20% weighting). In 2020, Messrs. Petras, Rutz, and Leffler received 100% of their individual performance targets. The following table provides further detail about the 2020 annual bonus payout under the Annual Incentive Plan for each Named Executive Officer:

Name	2020 Base Salary	2020 AIP Target (expressed as % of Base Salary Pre-IPO)	2020 AIP Target (expressed as % of Base Salary Post-IPO)	Actual 2020 Annual Incentive Plan Bonus Earned
Michael B. Petras, Jr.	$727,692	100%	125%	$738,957
Scott J. Leffler	$369,805	60%	70%	$222,113
Michael P. Rutz(1)	$269,577	60%	60%	$153,133

(1)	Mr. Rutz’s bonus in respect of 2020 was prorated from the start of his service in May.

Retirement Plans

We maintain a tax-qualified 401(k) savings plan (the “401(k) Plan”), in which all our employees, including our Named Executive Officers, are eligible to participate. The 401(k) Plan allows participants to contribute up to 100% of their pay on a pre-tax basis (or on a post-tax basis, with respect to elective Roth deferrals) into individual retirement accounts, subject to the maximum annual limits set by the Internal Revenue Service. We have historically made annual contributions to employee 401(k) accounts of up to 4.5% of an employee’s contributions to the 401(k) Plan. In 2020, we contributed up to $12,600 per employee. Participants are immediately fully vested in both their own contributions and our contributions to the 401(k) Plan.

Additionally, we maintain a non-qualified deferred compensation plan (the “Supplemental Retirement Benefit Plan”) under which a select group of management and highly compensated employees are permitted to supplement contributions made under the 401(k) Plan by deferring up to 50% of their bonus or salary. Although permitted by the Supplemental Retirement Plan, we have not previously provided matching employer contributions under this plan. Participants in the Supplemental Retirement Benefit Plan are permitted to elect to invest their accounts in the same investment options as are available under the 401(k) Plan.

2021 Notice and Proxy Statement	36

Executive Compensation

Outstanding Equity Awards

Outstanding Equity Awards

The following table sets forth information regarding outstanding equity awards held as of December 31, 2020 by each of our Named Executive Officers.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (7)
Michael B. Petras, Jr.	1,118,012	$23.00	11/20/2030	260,869	(2)	$7,158,245	—	—
Scott J. Leffler	223,602	$23.00	11/20/2030	52,173	(2)	$1,431,627	168,769	$4,631,021
	—	—	—	126,784	(3)	$3,478,953	—	—
Michael P. Rutz	111,801	$23.00	11/20/2030	26,086	(2)	$715,800	—	—
	—	—	—	578,758	(4)	$15,881,120	—	—

(1)

These stock options were granted under the 2020 Plan in connection with our IPO and vest in equal yearly installments over a four-year period beginning on November 20, 2020, subject to continued employment through each applicable vesting date.

(2)

These RSUs were granted under our 2020 Plan in connection with our IPO and vest in equal yearly installments over a four-year period beginning on November 20, 2020, subject to continued employment through each applicable vesting date.

(3)

Represents unvested restricted stock that vests on a daily basis pro rata through April 3, 2022, subject to continued employment through each such vesting date. In connection with our IPO, these shares of unvested restricted stock were distributed in respect of limited partnership interests held in Topco Parent. See “Corporate Reorganization & Distribution of Shares.”

(4)

Represents unvested restricted shares of our common stock distributed to Mr. Rutz in respect of the limited partnership interest in Topco Parent Mr. Rutz was granted in connection with the commencement of his employment. The restricted shares continue to vest according to the same vesting schedule applicable to the limited partnership interests they were distributed in respect of. As a result, 20% of the unvested restricted shares of our common stock will vest on May 13, 2021 (the one year anniversary of the vesting commencement date of the limited partnership interest in Topco Parent) and the remainder will vest on a daily basis pro rata through May 13, 2025, subject to continued employment through each such vesting date. See “Corporate Reorganization & Distribution of Shares.”

(5)	Represents the fair market value of shares that were unvested as of December 31, 2020, based on the closing market price of $27.44 on December 31, 2020.

(6)

Represents unvested restricted stock which are subject to performance-based vesting requirements. The restricted stock will vest as of the first date on which (i) our Sponsors have received two and one-half times their invested capital in Topco Parent and (ii) the Sponsors’ internal rate of return exceeds twenty percent, subject to the grantee’s continued services through the such date. In connection with our IPO, these shares of unvested restricted stock were distributed in respect of limited partnership interests held in Topco Parent. See “Corporate Reorganization & Distribution of Shares.”

(7)	Represents the fair market value of shares that were unvested as of December 31, 2020, based on the closing market price of $27.44 on December 31, 2020.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company, we will be exempt from certain requirements related to executive compensation, including the requirements to hold non-binding advisory votes on executive compensation and to provide information relating to the ratio of annual total compensation of our chief executive officer to the median of the annual total compensation of all of our employees, each as required under Sections 14 and 14A of the Exchange Act.

37

Executive Compensation

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control

Potential Payments to Mr. Michael B. Petras, Jr.

In the event of a termination of employment by us without “cause” or by him for “good reason” (each as defined in the Amended and Restated CEO Employment Agreement), Mr. Petras, upon execution of a general release of claims in our favor and subject to continued compliance with the terms of such release and the restrictive covenants set forth in the Amended and Restated CEO Employment Agreement, will be eligible to receive:

•	An amount equal to 2 times his then-current annual base salary payable in a lump sum within 60 days following his termination date,

•

If Mr. Petras elects COBRA, monthly reimbursement of the COBRA premiums incurred by Mr. Petras in an amount equal to the employer portion of the health insurance coverage provided to active employees for up to 12 months, provided that this benefit will cease if Mr. Petras becomes reemployed with another employer prior to the expiration of the 12 month period, and

•	2 years of additional time-based vesting credit with respect to all then outstanding and unvested equity awards.

Under the Amended and Restated CEO Employment Agreement, “cause” generally means Mr. Petras’ (i) disclosure of confidential information or trade secrets of the Company, the Sponsors or any of their affiliates or any of their respective customers or suppliers, which use or disclosure causes or is demonstrably likely to cause a material injury to any of these parties, (ii) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States, Canada or any jurisdiction in which Mr. Petras resides, (iii) fraud, willful misconduct or gross neglect in the performance of his material duties or engagement in any other willful misconduct or willful engagement in any act or omission involving dishonesty, unethical business conduct or moral turpitude which has caused a material injury to the Company, the Sponsors or any of their affiliates or any of their respective customers or suppliers, (v) intentional failure to perform assigned duties subject to a 30 day cure period or (vi) breach of his non-competition covenant or any material breach of any other restrictive covenants to which Mr. Petras may be subject.

Under the Amended and Restated CEO Employment Agreement, “good reason” generally means (i) any material reduction in Mr. Petras’ title, status or authority, including, following the completion of the IPO, the failure to elect Mr. Petras to serve as the Executive Chairman of the board of directors, (ii) any material reduction of Mr. Petras’ responsibilities, annual base salary or annual bonus opportunity, other compensation or the aggregate value of Mr. Petras’ benefits, (iii) the failure to grant certain IPO Awards (as defined below) to Mr. Petras or (iv) the failure to provide for certain time-based vesting protections in connection with any future equity awards granted to Mr. Petras.

Potential Payments to Mr. Scott J. Leffler

In the event of a termination of employment by us without “cause” or by him for “good reason” (in each case as defined in the Amended and Restated CFO Employment Agreement), Mr. Leffler, upon execution of a general release of claims in our favor and subject to continued compliance with the terms of such release and the restrictive covenants set forth in the Amended and Restated CFO Employment Agreement, will be eligible to receive:

•	A continuation of his annual base salary for 18 months,

•

Continuation of his health insurance coverage as though he had continued to be an active employee of the company, or if he is unable to so participate and elects COBRA, monthly reimbursement for the difference between the monthly COBRA premium over the monthly premium he would have paid had he continued to be an active employee, for 18 months, provided that this benefit will cease if Mr. Leffler becomes reemployed with another employer that offers medical insurance prior to the expiration of the 18 month period, and

•

In the event that such termination takes place within the 12-month period immediately following the grant date of the IPO Awards, 1 year of additional time-based vesting credit with respect to such awards.

2021 Notice and Proxy Statement	38

Executive Compensation

Potential Payments Upon Termination or Change in Control

Under the Amended and Restated CFO Employment Agreement, “cause” generally means Mr. Leffler’s (i) disclosure of confidential information or trade secrets of the company, the Sponsors or any of their affiliates or any of their respective customers or suppliers, which use or disclosure causes or is likely to cause a material injury to any of these parties, (ii) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States, Canada or any jurisdiction in which Mr. Leffler resides, (iii) fraud, willful misconduct or gross neglect in the performance of his duties or engagement in any other willful misconduct or willful engagement in any act or omission involving dishonesty, unethical business conduct or moral turpitude which has caused a material injury to the company, the Sponsors or any of their affiliates or any of their respective customers or suppliers, (v) intentional failure to perform assigned duties after a written notification from our board of directors or (vi) breach of the Amended and Restated CFO Employment Agreement.

Under the Amended and Restated CFO Employment Agreement, “good reason” generally means (i) any material reduction in Mr. Leffler’s title, status or authority, (ii) any material reduction of Mr. Leffler’s responsibilities, annual base salary, annual bonus opportunity, other compensation or the aggregate value of Mr. Leffler’s benefits, (iii) relocation of Mr. Leffler’s primary place of employment by more than 50 miles or (iv) the failure to grant certain IPO Awards to Mr. Leffler.

Potential Payments to Mr. Michael P. Rutz

In the event of a termination of employment by us without “cause” or by him for “good reason” (in each case as defined in the Rutz Employment Agreement), Mr. Rutz, upon execution of a general release of claims in our favor and subject to continued compliance with the terms of such release and the restrictive covenants set forth in the Rutz Employment Agreement, will be eligible to receive:

•	A continuation of his annual base salary for 12 months, and

•

Continuation of his health insurance coverage as though he had continued to be an active employee of the company, or if he is unable to so participate and elects COBRA, monthly reimbursement for the difference between the monthly COBRA premium over the monthly premium he would have paid had he continued to be an active employee, for 12 months, provided that this benefit will cease if Mr. Rutz becomes reemployed with another employer that offers medical insurance prior to the expiration of the 12 month period.

Under the Rutz Employment Agreement, “cause” generally means Mr. Rutz’s (i) disclosure of confidential information or trade secrets of the company, the Sponsors or any of their affiliates or any of their respective customers or suppliers, which use or disclosure causes or is likely to cause a material injury to any of these parties, (ii) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States, Canada or any jurisdiction in which Mr. Rutz resides, (iii) fraud, willful misconduct or gross neglect in the performance of his duties or engagement in any other willful misconduct or willful engagement in any act or omission involving dishonesty, unethical business conduct or moral turpitude which has caused or is demonstrably likely to cause a material injury to the company, the Sponsors or any of their affiliates or any of their respective customers or suppliers, (iv) intentional failure to perform assigned duties after a written notification from our board of directors and failure to correct such deficiencies within 30 days or (v) breach of the Rutz Employment Agreement.

Under the Rutz Employment Agreement, “good reason” generally means (i) any material reduction in Mr. Rutz’s title, status or authority, (ii) any material reduction of Mr. Rutz’s responsibilities, annual base salary, annual bonus opportunity, other compensation or the aggregate value of Mr. Rutz’s benefits, (iii) relocation of Mr. Rutz’s primary place of employment by more than 50 miles or (iv) the failure to grant the title of President, Sterigenics to Mr. Rutz by December 31, 2020.

In addition, under the terms of the Rutz Employment Agreement, Mr. Rutz is entitled to receive a one-time lump sum cash payment equal to $1,500,000, less applicable tax withholdings, upon a change in control, contingent upon his continued employment through the consummation of a change in control.

39

Executive Compensation

Potential Payments Upon Termination or Change in Control

Treatment of IPO Awards Upon Termination or Change in Control

In connection with our IPO, in lieu of our formal 2021 equity award grant cycle, we granted equity awards to our named executive officers in the form of RSUs and nonqualified options to purchase shares of our common stock with grant date fair values based on the IPO price (the “IPO Awards”). See “Outstanding Equity Awards”. In addition to the treatment upon a termination without “cause” or for “good reason” described above, each named executive officer will receive two (2) years of additional time-based vesting credit in respect of all outstanding unvested IPO Awards upon a termination of employment by reason of the grantee’s death or Disability (as defined in the 2020 Plan). Messrs. Leffler and Rutz will receive an additional two years of time-based vesting credit in respect of all outstanding unvested IPO Awards in the event that, following the two year anniversary of the IPO Award grant date, the grantee retires at or older than age fifty-five (55) with ten (10) or more years of service to the company. With respect to Mr. Petras, all unvested IPO Awards shall vest in full upon Mr. Petras’ voluntary retirement following the date on which the sum of Mr. Petras’ attained age and years of service with the company equals or exceeds sixty-five (65). Notwithstanding the foregoing, the IPO Awards shall not qualify for such vesting credit to the extent they were granted within the twelve (12) month period immediately prior to a grantee’s retirement.

In the event of a Change in Control (as defined in the 2020 Plan) where any outstanding unvested portion of the IPO Awards are not assumed or substituted by the acquiror, such unvested awards will vest as of the date of such Change in Control. In the event of a Change in Control where outstanding IPO Awards are assumed or substituted by the acquiror and a named executive officer is terminated by the acquirer without “cause” (as defined in such named executive officer’s employment agreement) or a named executive officer terminates his employment for “good reason” (as defined in such named executive officer’s employment agreement), in each case, within the one (1) year period immediately following such Change in Control, any then unvested IPO Award will vest as of the date of such named executive officer’s termination.

2021 Notice and Proxy Statement	40

Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 1, 2021 by:

•	each person or group who is known by us to own beneficially more than 5% of our outstanding shares of common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of the executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. We have based the calculation of the percentage of beneficial ownership on 282,875,598 shares of common stock outstanding, as of April 1, 2021. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options exercisable within 60 days of April 1, 2021 are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for purposes of computing the percentage ownership of any person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Unless otherwise indicated, this table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC.

Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Sotera Health, 9100 South Hills Blvd, Suite 300 Broadview Heights, Ohio 44147.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned
5% Stockholders:
Investment funds and entities affiliated with Warburg Pincus(2)	105,417,315	37.27%
Investment funds and entities affiliated with GTCR(3)	70,278,209	24.84%
Named Executive Officers and Directors:
Michael B. Petras, Jr.(4)	6,377,185	2.25%
Scott J. Leffler(5)	652,927	*
Michael P. Rutz(6)	594,957	*
Ruoxi Chen(7)	105,423,184	37.27%
Sean L. Cunningham(3)	70,284,078	24.85%
David A. Donnini(3)	70,284,078	24.85%
Stephanie M. Geveda(7)	105,423,184	37.27%
Ann R. Klee(8)	56,794	*
Constantine S. Mihas(3)	70,284,078	24.85%
James C. Neary(7)	105,423,184	37.27%
Vincent K. Petrella(9)	5,869	*
David E. Wheadon(10)	—	—
All Executive Officers and Directors as a group (13 Persons)	183,745,756	64.95%

*	Represents beneficial ownership of less than 1%

(1)	Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

41

Security Ownership of Certain Beneficial Owners and Management

(2)

Consists of (i) 65,837,203 shares held of record by Warburg Pincus Private Equity XI, L.P., a Delaware limited partnership (“WP XI”), (ii) 11,810,876 shares held of record by Warburg Pincus Private Equity XI-B, L.P., a Delaware limited partnership (“WP XI-B”), (iii) 269,963 shares held of record by Warburg Pincus Private Equity XI-C, L.P., a Cayman Islands exempted limited partnership (“WP XI-C”), (iv) 2,227,194 shares held of record by WP XI Partners, L.P., a Delaware limited partnership (“WP XIP”), (v) 4,218,170 shares held of record by Warburg Pincus XI Partners, L.P., a Delaware limited partnership (“WP XI Partners”) and (vi) 21,053,909 shares held of record by Bull Co-Invest L.P., a Delaware limited partnership (“WP Bull”).

Warburg Pincus XI, L.P., a Delaware limited partnership (“WP XI GP”), is the general partner of each of (i) WP XI, (ii) WP XI-B, (iii) WP XI Partners and (iv) WP XIP. WP Global LLC, a Delaware limited liability company (“WP Global”), is the general partner of WP XI GP. Warburg Pincus Partners II, L.P., a Delaware limited partnership (“WPP II”), is the managing member of WP Global. Warburg Pincus Partners GP LLC, a Delaware limited liability company (“WPP GP LLC”), is the general partner of WPP II. Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WPP GP LLC.

Warburg Pincus (Cayman) XI, L.P., a Cayman Islands exempted limited partnership (“WP XI Cayman GP”), is the general partner of WP XI-C (WP XI-C and, together with WP XI, WP XI-B, WP XI Partners and WP XIP, the “WP XI Funds”). Warburg Pincus XI-C, LLC, a Delaware limited liability company (“WP XI-C LLC”), is the general partner of WP XI Cayman GP. Warburg Pincus Partners II (Cayman), L.P., a Cayman Islands exempted limited partnership (“WPP II Cayman”), is the managing member of WP XI-C LLC. Warburg Pincus (Bermuda) Private Equity GP Ltd., a Bermuda exempted company (“WP Bermuda GP”), is the general partner of WPP II Cayman. WP Bull Manager LLC, a Delaware limited Liability company (“WP Bull Manager”), is the general partner of WP Bull. WP is managing member of WP Bull Manager. Warburg Pincus LLC, a New York limited liability company (“WP LLC”), is the manager of the WP XI Funds. The address of the Warburg Pincus entities is 450 Lexington Avenue, New York, New York 10017.

(3)

Includes (i) 55,778,268 shares held of record by GTCR Fund XI/A LP, (ii) 14,052,901 shares held of record by GTCR Fund XI/C LP and (iii) 447,040 shares held of record by GTCR Co-Invest XI LP (collectively, the “GTCR Stockholders”). GTCR Partners XI/A&C LP is the general partner of each of GTCR Fund XI/A LP and GTCR Fund XI/C LP. GTCR Investment XI LLC is the general partner of each of GTCR Co-Invest XI LP and GTCR Partners XI/A&C LP. GTCR Investment XI LLC is managed by a board of managers (the “GTCR Board of Managers”) consisting of Mark M. Anderson, Craig A. Bondy, Aaron D. Cohen, Sean L. Cunningham, Benjamin J. Daverman, David A. Donnini, Constantine S. Mihas and Collin E. Roche, and no single person has voting or dispositive authority over the shares. Each of GTCR Partners XI/A&C LP, GTCR Investment XI LLC and the GTCR Board of Managers may be deemed to share beneficial ownership of the shares held of record by the GTCR Stockholders, and each of the individual members of the GTCR Board of Managers disclaims beneficial ownership of the shares held of record by the GTCR Stockholders except to the extent of his pecuniary interest therein. The address for each of the GTCR Stockholders, GTCR Partners XI/A&C LP and GTCR Investment XI LLC is 300 North LaSalle Street, Suite 5600, Chicago, Illinois, 60654. Also includes 5,869 shares of common stock issuable in connection with RSUs granted under our compensation policy for non-employee directors, which will vest within 60 days of April 1, 2021.

(4)

Mr. Petras is the grantor and trustee of an estate planning trust (the “Petras Trust”). As a result, Mr. Petras may have voting and investment control over, and may be deemed to be the beneficial owner of, an aggregate of 6,377,185 shares of common stock owned by the Petras Trust.

(5)	Consists of 382,620 shares of common stock and 270,307 shares that remain subject to vesting.

(6)	Consists of 16,199 shares of common stock and 578,758 shares that remain subject to vesting.

(7)

Includes 105,417,315 shares of common stock beneficially owned by Warburg Pincus Entities because of the affiliations of Mr. Chen, Ms. Geveda and Mr. Neary with the Warburg Pincus entities. Mr. Chen, Ms. Geveda and Mr. Neary each disclaim beneficial ownership of all shares of common stock owned by the Warburg Pincus entities except to the extent of any indirect pecuniary interests therein. Also includes 5,869 shares of common stock issuable in connection with RSUs granted under our compensation policy for non-employee directors, which will vest within 60 days of April 1, 2021.

(8)

Includes (i) 16,199 shares of common stock, (ii) 34,726 shares of common stock that remain subject to vesting and (iii) 5,869 shares of common stock issuable in connection with RSUs granted under our compensation policy for non-employee directors, which will vest within 60 days of April 1, 2021.

(9)	Consists of 5,869 shares of common stock issuable in connection with RSUs granted under our compensation policy for non-employee directors, which will vest within 60 days of April 1, 2021.

(10)	Dr. Wheadon is a director nominee and not a current director.

2021 Notice and Proxy Statement	42

Certain Relationships and Related Party Transactions

Corporate Reorganization & Distribution of Shares

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing.

Other than the transactions described below and compensation agreements and other arrangements which are described under “Executive Compensation,” since January 1, 2020 there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described below were comparable to the terms we could have obtained in arms-length dealings with unrelated third parties.

From time to time, we do business with other companies affiliated with certain holders of our common stock. We believe that all such arrangements have been entered into in the ordinary course of business and have been conducted on an arm’s-length basis.

Corporate Reorganization & Distribution of Shares

Before our IPO, we were a wholly owned subsidiary of Topco Parent, a Delaware limited partnership. Pursuant to the terms of the corporate reorganization that we completed prior to our IPO, Topco Parent dissolved and in liquidation distributed shares of Sotera Health Company common stock to its limited partners in accordance with the limited partnership agreement of Topco Parent (the “Distribution”). Each holder of limited partnership interests in Topco Parent prior to our IPO, including our named executive officers, Ann R. Klee and the Sponsors, received an in-kind distribution of shares of our common stock (in certain circumstances subject to restrictions as described below) with respect to those interests as part of the corporate reorganization (such shares, the “Distributed Shares”). The total number of Distributed Shares for each of Mr. Mulhern and Mr. Petras was reduced to offset tax distributions previously made to each of Mr. Mulhern and Mr. Petras that exceeded cash distributions otherwise payable to such individuals.

In connection with such distribution, each individual holder of limited partnership interests in Topco Parent prior to the IPO, including our named executive officers and Ms. Klee, executed the Restricted Stock Agreement and Acknowledgment (the “RSA”) in the form filed as an exhibit to our registration statement. The RSA provides that any shares of our common stock distributed to an individual in respect of any partnership interests that were vested of the distribution were not subject to any vesting or forfeiture restrictions following the IPO. With respect to shares of common stock distributed in respect of any partnership interests that were unvested as of the distribution, the RSA generally provides that such shares shall be subject to the same vesting and forfeiture restrictions that applied to such unvested partnership interests prior to the distribution. Pursuant to the terms of our Stockholders’ Agreement, following the distribution, shares of our common stock held by members of our management team and certain members of our Board (including Mr. Petras) are subject to transfer restrictions unless such restrictions are otherwise waived by the compensation committee. See “Stockholders’ Agreement.”

43

Certain Relationships and Related Party Transactions

Corporate Reorganization & Distribution of Shares

In connection with the Distribution, the following current and former directors and executive officers and 5% stockholders received Distributed Shares in respect of partnership interests in Topco Parent:

	Distributed Shares
Name	Vested	Unvested	Total
Investment funds and entities affiliated with Warburg Pincus	118,929,897	—	118,929,897
Investment funds and entities affiliated with GTCR	79,286,597	—	79,286,597
Michael B. Petras, Jr.(1)	8,578,547	—	8,578,547
Scott J. Leffler	461,048	307,205	768,253
Matthew J. Klaben	289,188	149,246	438,434
Michael P. Rutz	16,199	578,758	594,957
Ann R. Klee	16,199	34,726	50,925
Philip W. Macnabb(1)	5,247,853	1,173,805	6,421,658
Michael J. Mulhern(1)	5,543,562	—	5,543,562

(1)	Includes distributions made to an estate planning trust.

Distributions

In 2020, in connection with distributions paid by us to Topco Parent, the following current and former directors and executive officers and 5% stockholders received distributions pursuant to the terms of the limited partnership agreement of Topco Parent, in the aggregate amounts set forth below:

Name	Distribution Amount (1)(2)(3)
Investment funds and entities affiliated with Warburg Pincus	$1,349,057
Investment funds and entities affiliated with GTCR	$899,371
Michael B. Petras, Jr.(4)	$97,972
Scott J. Leffler	$116,350
Matthew J. Klaben	$115,871
Ann R. Klee	$1,035
Michael P. Rutz	$14,364
Philip W. Macnabb(4)(5)	$912,101
Michael J. Mulhern(4)	$63,190

(1)

Includes distributions made in respect of all partnership interests in Topco Parent held by the above listed current and former directors and executive officers and 5% stockholders in a final cash distribution from Topco Parent in connection with the liquidation of the partnership, paid pro-rata to the limited partners of Topco Parent.

(2)

The aggregate distribution amounts disclosed include (i) previously distributable amounts accrued in respect of unvested limited partnership interests held by current and former directors and executive officers that were allocated to the holder of such unvested limited partnership interests for tax purposes at the time such amounts would otherwise have been distributed, but for which the cash payments that would otherwise have been distributed were held back, unless and until the unvested partnership units vested, and (ii) a final distribution of Topco Parent’s remaining excess cash made in connection with the liquidation of Topco Parent.

(3)

The aggregate distribution amounts disclosed are net of tax distributions that were made in 2019 in respect of unvested limited partnership interests in Topco Parent as discussed in footnote 2 above. These tax distributions, which reduced future distribution entitlements under the Topco Parent limited partnership agreement, were intended to enable recipients to satisfy current income tax liabilities in respect of allocations of partnership income where the corresponding cash payment is held back in whole or in part in respect of unvested limited partnership interests.

(4)	Includes distributions made to an estate planning trust.

(5)	Mr. Macnabb served as the President of Sterigenics until October 1, 2020.

2021 Notice and Proxy Statement	44

Certain Relationships and Related Party Transactions

Transactions with Certain of Our Executive Officers

Transactions with Certain of Our Executive Officers

We entered into agreements with each of Mr. Petras and Mr. Leffler and Mr. Klaben in connection with our IPO to repurchase certain shares of our common stock beneficially owned by them in private transactions at a purchase price per share equal to the IPO price per share of our common stock less the underwriting discounts and commissions payable thereon.

The following table sets forth the cash proceeds that our executive officers received from the purchase by us of our common stock with the net proceeds of our IPO:

Name	Shares of Common Stock Held Before the IPO	Shares of Common Stock Sold to Us	Cash Proceeds
Michael B. Petras, Jr.	8,578,547	1,383,923	$29,999,991
Scott J. Leffler	768,253	115,326	$2,499,979
Matthew J. Klaben	438,434	69,196	$1,499,996

Capital Contributions to Topco Parent

In connection with the commencement of their services to Topco Parent or its subsidiaries, each of Ann R. Klee and Michael P. Rutz (the “Subscribers”) entered into subscription agreements on June 30, 2020 (each, a “Topco Subscription Agreement”) with Topco Parent pursuant to which each of the Subscribers agreed to purchase a limited partnership interest in Topco Parent in exchange for a capital contribution of $200,000. These units were subject to the terms of the Topco partnership agreement and the registration rights agreement between Topco Parent, Sotera Health Holdings, LLC and the Sponsors in effect at the time. In connection with the corporate reorganization, each Subscriber received an in-kind distribution of restricted shares of our common stock with respect to the limited partnership interests they subscribed to. See “Corporate Reorganization & Distribution of Shares.” In connection with such distribution, the Subscribers entered into a Restricted Stock Agreement and Acknowledgement and the Registration Rights Agreement.

Secondary Offering

On March 22, 2021, we closed an underwritten secondary offering of our common stock, at a price to the public of $27.00 per share, in which all 25,000,000 shares were offered by selling stockholders, including Warburg Pincus and GTCR, as well as certain current and former members of our management. In addition, the selling stockholders granted the underwriters a 30-day option to purchase up to an additional 3,750,000 shares of common stock. We did not offer any shares in the offering and did not receive any of the proceeds from the offering. In accordance with the Registration Rights Agreement, as described below, we paid certain offering expenses, exclusive of the underwriting discounts and commissions.

Registration Rights Agreement

In connection with our IPO, we entered into a second amended and restated registration rights agreement (the “Registration Rights Agreement”) with certain holders of our common stock. Pursuant to the Registration Rights Agreement, we have agreed to register under the Securities Act the sale of shares of our common stock under specified circumstances, including the 175,695,524 shares held by the Sponsors as of April 1, 2021. After registration pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act.

Beginning on the first date after our IPO on which investment funds and entities affiliated with either Warburg Pincus or GTCR are no longer subject to any underwriter’s lock-up or other similar contractual restrictions on the sale of our shares, we may be required by investment funds and entities affiliated with either Warburg Pincus or GTCR to register all or part of their shares of common stock in accordance with the Securities Act and the Registration Rights Agreement. The net aggregate offering price of shares that investment funds and entities affiliated with either Warburg Pincus or GTCR propose to sell in any demand registration must be at least $50 million, or such holder must propose to sell all of such holder’s shares if the net aggregate offering price of such shares is less than $50 million. Each of Warburg Pincus and GTCR is

45

Certain Relationships and Related Party Transactions

Registration Rights Agreement

entitled to request unlimited demand registrations, but in each case we are not obligated to effect more than three long-form registrations on Form S-1 or four marketed underwritten shelf take-downs each year at the request of Warburg Pincus or more than three long-form registrations on Form S-1 or four marketed underwritten shelf take-downs each year at the request of GTCR. We also are not obligated to effect more than one marketed underwritten offering in any consecutive 90-day period without the consent of investment funds and entities affiliated with either Warburg Pincus or GTCR. There is no limitation on the number of unmarketed underwritten offerings that we may be obligated to effect at the request of investment funds and entities affiliated with either Warburg Pincus or GTCR. We have specified rights to delay the filing or initial effectiveness of, or suspend the use of, any registration statement filed or to be filed in connection with an exercise of a holder’s demand registration rights.

In addition, if we propose to file a registration statement under the Securities Act with respect to specified offerings of shares of our common stock, we must allow holders of shares subject to registration rights to include their shares in that registration, subject to specified conditions and limitations.

These registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration in certain circumstances and our right to delay a registration statement under specified circumstances. Pursuant to the Registration Rights Agreement, we are required to pay all registration expenses and indemnify each participating holder with respect to each registration of registrable shares that is affected.

Stockholders’ Agreement

We and the Sponsors entered into the Stockholders’ Agreement in connection with our IPO. Our Stockholders’ Agreement will provide that, for so long as the Stockholders’ Agreement is in effect, we and the Sponsors are required to take all actions reasonably necessary, subject to applicable regulatory and stock exchange listing requirements (including director independence requirements), to cause the membership of the board and any committees of the board to be consistent with the terms of the agreement. In accordance with the Stockholders’ Agreement, Warburg Pincus has designated Mr. Chen, Ms. Geveda and Mr. Neary to our board of directors and GTCR has designated Messrs. Cunningham, Donnini and Mihas to our board of directors.

Director Designees; Committee Membership

Under the terms of our Stockholders’ Agreement, investment funds and entities affiliated with Warburg Pincus are entitled to designate up to:

•

five directors for election to our board of directors for so long as certain investment funds and entities affiliated with Warburg Pincus hold 80% or more of the shares of our common stock that they held immediately following the IPO;

•

four directors for election to our board of directors for so long as certain investment funds and entities affiliated with Warburg Pincus hold 60% or more of the shares of our common stock that they held immediately following the IPO;

•

three directors for election to our board of directors for so long as certain investment funds and entities affiliated with Warburg Pincus hold 40% or more of the shares of our common stock that they held immediately following the IPO;

•

two directors for election to our board of directors for so long as certain investment funds and entities affiliated with Warburg Pincus hold 20% or more of the shares of our common stock that they held immediately following the IPO; and

•

one director for election to our board of directors for so long as certain investment funds and entities affiliated with Warburg Pincus hold 6 2/3% or more of the shares of our common stock that they held immediately following the IPO.

In addition, our Stockholders’ Agreement provides that investment funds and entities affiliated with GTCR are entitled to designate up to:

•

three directors for election to our board of directors for so long as certain investment funds and entities affiliated with GTCR hold 70% or more of the shares of our common stock that they held immediately following the IPO;

2021 Notice and Proxy Statement	46

Certain Relationships and Related Party Transactions

Stockholders’ Agreement

•

two directors for election to our board of directors for so long as certain investment funds and entities affiliated with GTCR hold 40% or more of the shares of our common stock that they held immediately following the IPO; and

•

one director for election to our board of directors for so long as certain investment funds and entities affiliated with GTCR hold 10% or more of the shares of our common stock that they held immediately following the IPO.

Subject to any restrictions under applicable law or the Nasdaq rules, each of Warburg Pincus and GTCR will be entitled to representation on each board committee proportionate to the number of directors they are entitled to designate on our board of directors. In addition, Warburg Pincus shall be entitled to appoint the chairperson of our compensation committee for so long as Warburg Pincus has the right to designate at least one director for election to our board of directors.

Removal of Directors

For so long as investment funds and entities affiliated with either Warburg Pincus or GTCR, collectively, hold at least a majority of our outstanding capital stock, a director designated by investment funds and entities affiliated with either Warburg Pincus or GTCR, respectively, may be removed with or without cause by the affirmative vote of the holders of a majority of our outstanding capital stock and with the consent of Warburg Pincus or GTCR, respectively.

Quorum

For so long as investment funds and entities affiliated with Warburg Pincus have the right to designate at least one director for election to our board of directors and for so long as investment funds and entities affiliated with GTCR have the right to designate at least one director for election to our board of directors, in each case, a quorum of our board of directors will not exist without at least one director designee of each of Warburg Pincus and GTCR present at such meeting; provided that if a meeting of our board of directors fails to achieve a quorum due to the absence of a director designee of Warburg Pincus or GTCR, as applicable, the presence of at least one director designee of Warburg Pincus or GTCR, as applicable, will not be required in order for a quorum to exist at the next meeting of our board of directors.

Transfer Restrictions

Unless otherwise waived by the compensation committee and except for certain permitted transfers, management stockholders may transfer a number of vested shares of our common stock equal to the product of (i) the number of shares of our common stock then owned by such management stockholder multiplied by (ii) a fraction, the numerator of which is the number of shares of our common stock sold by the Sponsors in a public or private sale to a third party and the denominator of which is the total number of shares of our common stock held by the Sponsors immediately prior to such public or private sale. These transfer restrictions only apply to shares of common stock held by management stockholders at closing of the IPO (or securities issued in respect thereof) and remain in effect until the sixth anniversary of the completion of the IPO.

Corporate Opportunities

To the fullest extent permitted by law, we have, on behalf of ourselves, our subsidiaries and our and their respective stockholders, renounced any interest or expectancy in, or in being offered an opportunity to participate in, and business opportunity that may be presented to Warburg Pincus, GTCR or any of their respective affiliates, partners, principals, directors, officers, members, managers, employees or other representatives, and no such person has any duty to communicate or offer such business opportunity to us or any of our subsidiaries or shall be liable to us or any of our subsidiaries or any of our or its stockholders for breach of any duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to us or our subsidiaries, unless, in the case of any such person who is a director or officer of ours, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of ours.

47

Certain Relationships and Related Party Transactions

Stockholders’ Agreement

Indemnification

Under the Stockholders’ Agreement, we have agreed, subject to certain exceptions, to indemnify the Sponsors, and various affiliated persons and indirect equityholders of the Sponsors from certain losses arising out of any threatened or actual litigation by reason of the fact that the indemnified person is or was a holder of our common stock or of equity interests in Sotera Health Company. Public stockholders will not benefit from this indemnification provision. This indemnification is in addition to a similar indemnification provision under Topco Parent’s limited partnership agreement, which will survive the termination of such agreement. Two of our subsidiaries and GTCR, LLC are currently co-defendants in tort lawsuits alleging personal injury and related claims resulting from purported emissions and releases of EO from the Willowbrook facility. In satisfaction of our indemnity obligations, our legal counsel is jointly engaged to also represent GTCR, LLC in these proceedings and we are bearing the cost of this combined defense effort.

Limitation of Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation provides for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter. Our amended and restated certificate of incorporation eliminates the potential personal monetary liability of our directors to us or our stockholders for breaches of their duties as directors except as otherwise required under the DGCL. Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

We have entered into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the DGCL. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and amended and restated bylaws against any and all expenses, judgments, fines and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and amended and restated bylaws. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and officers.

The limitation of liability and indemnification provisions included in our amended and restated certificate of incorporation and the indemnification agreements that we have entered into or will enter into with our directors and officers may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though any such action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

We maintain standard policies of insurance under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of a breach of duty or other wrongful acts as a director or officer, including claims relating to public securities matters.

Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our board of directors. Although directors designated for election to our board of directors by investment funds and entities affiliated with either Warburg Pincus or GTCR may have certain rights to indemnification, advancement of expenses or insurance provided or obtained by investment funds and entities affiliated with either Warburg Pincus or GTCR, respectively, we have agreed in our Stockholders’ Agreement that we will be the indemnitor of first resort, will advance the full amount of expenses incurred by each such director and, to the extent that investment funds and entities affiliated with either Warburg Pincus or GTCR or their insurers make any payment to, or advance any expenses to, any such director, we will reimburse those investment funds and entities and their insurers for such amounts.

2021 Notice and Proxy Statement	48

Certain Relationships and Related Party Transactions

Limitation of Liability and Indemnification of Officers and Directors

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Policies and Procedures for Related Party Transactions

Pursuant to our written related party transaction policy, the audit committee of the board of directors will be responsible for evaluating each related party transaction and making a determination as to whether the transaction at issue is fair, reasonable and within our policy and whether it should be ratified and approved. The audit committee, in making its determination, will consider various factors, including the benefit of the transaction to us, the terms of the transaction and whether they are at arm’s-length and in the ordinary course of our business, whether the transaction would impair the independence of an otherwise independent director, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. The audit committee will review, at least annually, a summary of our transactions with our directors and officers and with firms that employ our directors, as well as any other related person transactions.

49

Other Information

2022 Stockholder Proposals

OTHER INFORMATION

2022 Stockholder Proposals

Proposals by stockholders for inclusion in our proxy statement and form of proxy for the Annual Meeting to be held in 2022 pursuant to Rule 14a-8 of the Exchange Act should be addressed to the Corporate Secretary, Sotera Health Company, 9100 South Hills Blvd, Suite 300, Broadview Heights, Ohio 44147, and must be received at this address no later than December 16, 2021. Any such proposals must also otherwise comply with the requirements of the SEC relating to stockholder proposals. Upon receipt of a proposal, we will determine whether or not to include the proposal in the proxy statement and form of proxy in accordance with applicable law. It is suggested that proposals be forwarded by certified mail, return receipt requested.

Annual Meeting Advance Notice Requirements

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors, to be submitted to the stockholders for consideration at an annual meeting but without being including in the Company’s proxy statement.

To be considered timely under the Company’s amended and restated bylaws, notice of a nomination for election to the board or notice of a proposal or other business submitted other than pursuant to Rule 14a-8 should be addressed to the Corporate Secretary, Sotera Health Company, 9100 South Hills Blvd, Suite 300, Broadview Heights, Ohio 44147, and must be received no earlier than the open of business on January 27, 2022 and no later than the close of business on February 26, 2022.

2021 Notice and Proxy Statement	50

SOTERA HEALTH COMPANY

9100 SOUTH HILLS BLVD, SUITE 300

BROADVIEW HEIGHTS, OH 44147

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SHC2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D50821-P52913	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOTERA HEALTH COMPANY

The Board of Directors recommends you vote FOR the following:

1.	Elect the following Class I nominees for director to hold office until the 2024 Annual Meeting and until their successors have been duly elected and qualified:

Nominees:
	For	Against	Abstain

1a. Constantine S. Mihas	☐	☐	☐

1b. James C. Neary	☐	☐	☐

1c. Michael B. Petras, Jr.	☐	☐	☐

1d. David E. Wheadon	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

2.	Ratification of the appointment of Ernst & Young LLP as our independent auditors for 2021.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

For	Against	Abstain

☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

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D50822-P52913

SOTERA HEALTH COMPANY THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS MAY 27, 2021

The stockholder(s) hereby appoint(s) Michael B. Petras, Jr. and Matthew J. Klaben, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Sotera Health Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 9:00 a.m., Eastern Time on May 27, 2021, at www.virtualshareholdermeeting.com/SHC2021, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE